================================================================================
================================================================================

                                                                    Exhibit 4(s)

                                CREDIT AGREEMENT

                                      Among

                       THE DAYTON POWER AND LIGHT COMPANY
                                   as Borrower

                     THE LENDING INSTITUTIONS NAMED THEREIN
                                   as Lenders

                              HARRIS NESBITT CORP.,
                            as the Syndication Agent

                                       And

                          KEYBANK NATIONAL ASSOCIATION
                         as the Administrative Agent and
                                  Lead Arranger


                            ------------------------

                                   dated as of
                                December 12, 2003

                            ------------------------

                         $150,000,000 Revolving Facility

================================================================================
================================================================================

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I.       DEFINITIONS AND TERMS........................................1

     Section 1.1    Certain Defined Terms.....................................1

     Section 1.2    Computation of Time Periods..............................18

     Section 1.3    Accounting Terms.........................................18

     Section 1.4    Terms Generally..........................................18

ARTICLE II.      AMOUNT AND TERMS OF LOANS...................................19

     Section 2.1    Commitments for Loans....................................19

     Section 2.2    Borrowing, Continuation or Conversion of Loans...........19

     Section 2.3    Disbursement of Funds....................................20

     Section 2.4    Evidence of Obligations..................................21

     Section 2.5    Interest.................................................21

     Section 2.6    Increased Costs; Illegality..............................23

     Section 2.7    Breakage Compensation....................................24

     Section 2.8    Change of Lending Office; Replacement of Lenders.........25

ARTICLE III.     FEES; COMMITMENTS...........................................25

     Section 3.1    Fees.....................................................25

     Section 3.2    Voluntary Termination/Reduction of Commitments...........26

     Section 3.3    Termination of Commitments...............................26

ARTICLE IV.      PAYMENTS....................................................26

     Section 4.1    Repayment of Loans.......................................26

     Section 4.2    Voluntary Prepayments....................................26

     Section 4.3    Mandatory Payments and Prepayments.......................27

     Section 4.4    Method and Place of Payment..............................27

     Section 4.5    Net Payments.............................................28

ARTICLE V.       CONDITIONS PRECEDENT........................................30

     Section 5.1    Conditions Precedent at Closing Date.....................30

     Section 5.2    Conditions Precedent to the Making of Loans..............31

     Section 5.3    Conditions Precedent to the Conversion or
                     Continuation of Loans...................................31

ARTICLE VI.      REPRESENTATIONS AND WARRANTIES..............................32

     Section 6.1    Corporate Status.........................................32

     Section 6.2    Corporate Power and Authority............................32

     Section 6.3    No Violation.............................................32

     Section 6.4    Governmental Approvals...................................32

     Section 6.5    Litigation, etc..........................................33

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

     Section 6.6    Use of Proceeds; Margin Regulations......................33

     Section 6.7    Financial Statements.....................................33

     Section 6.8    Solvency.................................................34

     Section 6.9    No Material Adverse Change...............................34

     Section 6.10   Tax Returns and Payments.................................34

     Section 6.11   Title to Properties......................................34

     Section 6.12   Lawful Operations; Compliance with Agreements............34

     Section 6.13   Environmental Matters....................................34

     Section 6.14   ERISA....................................................35

     Section 6.15   Intellectual Property....................................35

     Section 6.16   Investment Company Act; Federal Power Act; PUHCA.........35

     Section 6.17   True and Complete Disclosure.............................35

     Section 6.18   Reportable Transaction...................................36

ARTICLE VII.     AFFIRMATIVE COVENANTS.......................................36

     Section 7.1    Reporting Requirements...................................36

     Section 7.2    Books, Records and Inspections...........................38

     Section 7.3    Insurance................................................38

     Section 7.4    Payment of Taxes and Claims..............................38

     Section 7.5    Preservation of Existence, etc...........................38

     Section 7.6    Good Repair..............................................38

     Section 7.7    Compliance with Statutes, Regulations, Orders,
                     Restrictions............................................39

     Section 7.8    Fiscal Years, Fiscal Quarters............................39

     Section 7.9    Use of Proceeds..........................................39

     Section 7.10   Senior Debt..............................................39

     Section 7.11   PUCO Order...............................................39

ARTICLE VIII.    NEGATIVE COVENANTS..........................................39

     Section 8.1    Changes in Business......................................39

     Section 8.2    Merger, Consolidation, Asset Sales.......................39

     Section 8.3    Liens....................................................40

     Section 8.4    Investments..............................................41

     Section 8.5    Financial Covenants......................................42

     Section 8.6    Transactions with Affiliates.............................42

     Section 8.7    Material Agreements......................................42

     Section 8.8    Use of Proceeds/Margin Regulations.......................42

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

     Section 8.9    No Dividend Restrictions.................................42

     Section 8.10   Swap Agreements..........................................42

ARTICLE IX.      EVENTS OF DEFAULT...........................................43

     Section 9.1    Events of Default........................................43

     Section 9.2    Acceleration; Remedies...................................45

     Section 9.3    Application of Liquidation Proceeds......................45

ARTICLE X.       THE ADMINISTRATIVE AGENT....................................46

     Section 10.1   Appointment..............................................46

     Section 10.2   Delegation of Duties.....................................46

     Section 10.3   Exculpatory Provisions...................................46

     Section 10.4   Reliance by Administrative Agent.........................47

     Section 10.5   Notice of Default........................................47

     Section 10.6   Non-Reliance.............................................47

     Section 10.7   Indemnification..........................................48

     Section 10.8   The Administrative Agent in Individual Capacity..........48

     Section 10.9   Successor Administrative Agent...........................48

     Section 10.10  Other Agents.............................................49

ARTICLE XI.      MISCELLANEOUS...............................................49

     Section 11.1   Payment of Expenses......................................49

     Section 11.2   Right of Setoff..........................................50

     Section 11.3   Notices..................................................51

     Section 11.4   Benefit of Agreement.....................................52

     Section 11.5   No Waiver; Remedies Cumulative...........................54

     Section 11.6   Payments Pro Rata; Sharing of Setoffs....................54

     Section 11.7   Governing Law; Submission to Jurisdiction; Venue;
                     Waiver of Jury Trial....................................55

     Section 11.8   Counterparts.............................................56

     Section 11.9   Integration..............................................56

     Section 11.10  Headings Descriptive.....................................56

     Section 11.11  Amendment or Waiver......................................56

     Section 11.12  Survival of Indemnities..................................57

     Section 11.13  Domicile of Loans........................................57

     Section 11.14  Confidentiality..........................................58

     Section 11.15  Lender Register..........................................58

     Section 11.16  General Limitation of Liability..........................59

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

     Section 11.17  No Duty..................................................59

     Section 11.18  Lenders and Agent Not Fiduciary to Borrower..............59

     Section 11.19  Survival of Representations and Warranties...............59

     Section 11.20  Severability.............................................60

     Section 11.21  Independence of Covenants................................60

     Section 11.22  Interest Rate Limitation.................................60

     Section 11.23  Treasury Regulations.....................................60


Exhibit A         -   Revolving Note
Exhibit B         -   Notice of Borrowing, Continuation or Conversion
Exhibit C         -   Compliance Certificate
Exhibit D         -   Closing Certificate
Exhibit E         -   Assignment Agreement
Exhibit F-1       -  Legal Opinion of Cadwalader, Wickersham & Taft LLP

Exhibit F-2       -  Legal Opinion of General Counsel of the Borrower
        This CREDIT AGREEMENT, dated as of December 12, 2003, is entered into by and among the following:

                (i) THE DAYTON POWER AND LIGHT COMPANY, an Ohio corporation (the "Borrower");

                (ii) the Lenders, defined below, from time to time party hereto;

                (iii) KEYBANK NATIONAL ASSOCIATION, a national banking association, as the Administrative Agent, defined below, and Lead Arranger; and

                (iv)    HARRIS NESBITT CORP., as the Syndication Agent.

                                    RECITALS:

        A. The Borrower has applied to the Lenders for a credit facility to refinance its existing senior debt facility and to provide working capital and funds for other lawful purposes.

        B. Subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the credit facility provided for herein.

                                   AGREEMENT:

        In consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I.

                              DEFINITIONS AND TERMS

        Section 1.1 Certain Defined Terms. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires.

        "Acquisition" means any acquisition (a) on a going concern basis (whether by purchase, lease or otherwise) of assets constituting a business or a division or line of business of a Person that is not a Subsidiary of the Borrower, and (b) of a majority of the outstanding equity or other similar interests in any such Person (whether by merger, stock purchase or otherwise).

        "Adjusted Eurodollar Rate" means, with respect to each Interest Period for a Eurodollar Loan, (a) the rate per annum appearing on the applicable electronic page of Reuters or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market), at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period, divided (and rounded to the nearest one one hundredth of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that if the rate referred to in clause (a) above is not available at any such time for any reason, then the rate referred to in clause (a) shall instead be the average (rounded to the nearest one one hundredth of 1%) of the rates at which Dollar deposits of $5,000,000 are offered to the Reference Banks in the London interbank market at approximately 11:00 a.m. (London time), two Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period.

        "Administrative Agent" means KeyBank in its capacity as administrative agent for the Lenders, together with any successor to the Administrative Agent appointed pursuant to Section 10.9.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person, or, in the case of any Lender that is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (b) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (i) a director, officer or employee of a Person shall not, solely by reason of such status, be considered an Affiliate of such Person; and (ii) neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Borrower or any of its Subsidiaries.

        "Agent Fee Letter" means the Agent Fee Letter, dated as of the date hereof, between the Administrative Agent and the Borrower, as the same may from time to time be amended, restated, supplemented or otherwise modified.

         "Agreement" means this Credit Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified.

        "Applicable Facility Fee Rate" means, on any date of determination, a rate that is determined based upon the S&P Rating or the Moody's Rating, as follows:

         S&P RATING         MOODY'S RATING     APPLICABLE FACILITY FEE RATE
       --------------     -----------------    ----------------------------
        A- or higher         A3 or higher           12.50 basis points

            BBB+                 Baa1               15.00 basis points

            BBB                  Baa2               17.50 basis points

            BBB-                 Baa3               25.00 basis points

             BB+                  Ba1               37.50 basis points

       Lower than BB+       Lower than Ba1          50.00 basis points

        If there is a difference of one rating level between the S&P Rating and the Moody's Rating, the Applicable Facility Fee Rate shall be determined based on the higher rating. If there is a difference of two or more rating levels between the S&P Rating and the Moody's Rating, the Applicable Facility Fee Rate shall be determined based on the intermediate rating levels at the midpoint between such S&P Rating and such Moody's Rating or, if there is no midpoint, based on the higher intermediate level, unless either rating is below BBB- or Baa3, as applicable, in which case the Applicable Facility Fee Rate shall be determined based on the lower of the two ratings. If there is no S&P Rating, then the Applicable

Facility Fee Rate shall be determined based on the Moody's Rating, or if there is no Moody's Rating, then the Applicable Facility Fee Rate shall be determined based on the S&P Rating. If (i) there is no S&P Rating and no Moody's Rating or
(ii) an Event of Default has occurred and is continuing, the Applicable Facility Fee Rate shall be the highest rate per annum indicated therefor in the above table. The S&P Rating and the Moody's Rating in effect on any date for purposes of determining the Applicable Facility Fee Rate shall be that S&P Rating and Moody's Rating in effect at the close of business on such date. Each change in the Applicable Facility Fee Rate resulting from a publicly announced change in the S&P Rating and/or the Moody's Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next change.

        "Applicable Lending Office" means, with respect to each Lender, the office or offices designated by such Lender to the Administrative Agent as such Lender's lending office or offices for purposes of this Agreement.

        "Applicable Margin" means, on any date of determination, a rate that is determined, based upon the S&P Rating or the Moody's Rating, as follows:

                                          APPLICABLE MARGIN FOR      APPLICABLE MARGIN FOR
       S&P RATING       MOODY'S RATING      EURODOLLAR LOANS            BASE RATE LOANS
     --------------     --------------    ---------------------    --------------------------
      A- or higher       A3 or higher      75.00 basis points           0.0 basis points

          BBB+               Baa1          85.00 basis points           0.0 basis points

           BBB               Baa2          95.00 basis points           0.0 basis points

          BBB-               Baa3          112.50 basis points          0.0 basis points

           BB+                Ba1          187.50 basis points          0.0 basis points

     Lower than BB+     Lower than Ba1     225.00 basis points         75.00 basis points

        If there is a difference of one rating level between the S&P Rating and the Moody's Rating, the Applicable Margin shall be determined based on the higher rating. If there is a difference of two or more rating levels between the S&P Rating and the Moody's Rating, the Applicable Margin shall be determined based on the intermediate rating levels at the midpoint between such S&P Rating and such Moody's Rating or, if there is no midpoint, based on the higher intermediate level, unless either rating is below BBB- or Baa3, as applicable, in which case the Applicable Margin shall be determined based on the lower of the two ratings. If there is no S&P Rating, then the Applicable Margin shall be determined based on the Moody's Rating, or if there is no Moody's Rating, then the Applicable Margin shall be determined based on the S&P Rating. If (i) there is no S&P Rating and no Moody's Rating or (ii) an Event of Default has occurred and is continuing, the Applicable Margin shall be the highest rate per annum indicated therefor in the above table. The S&P Rating and the Moody's Rating in effect on any date for purposes of determining the Applicable Margin shall be that S&P Rating and Moody's Rating in effect at the close of business on such date. Each change in the Applicable Margin resulting from a publicly announced change in the S&P Rating and/or the Moody's Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next change.

        "Applicable Utilization Fee Rate" means, on any date of determination, a rate that is determined based upon the S&P Rating or the Moody's Rating, as follows:

           S&P RATING        MOODY'S RATING      APPLICABLE UTILIZATION RATE
         --------------      --------------      ---------------------------
         BBB- or higher      Baa3 or higher          12.50 basis points

          BB+ or lower        Ba1 or lower           25.00 basis points

        If there is a difference of one rating level between the S&P Rating and the Moody's Rating, the Applicable Utilization Fee Rate shall be determined based on the higher rating. If there is a difference of two or more rating levels between the S&P Rating and the Moody's Rating, the Applicable Utilization Fee Rate shall be determined based on the intermediate rating levels at the midpoint between such S&P Rating and such Moody's Rating or, if there is no midpoint, based on the higher intermediate level, unless either rating is below BBB- or Baa3, as applicable, in which case the Applicable Utilization Fee Rate shall be determined based on the lower of the two ratings. If there is no S&P Rating, then the Applicable Utilization Fee Rate shall be determined based on the Moody's Rating, or if there is no Moody's Rating, then the Applicable Utilization Fee Rate shall be determined based on the S&P Rating. If (i) there is no S&P Rating and no Moody's Rating or (ii) an Event of Default has occurred and is continuing, the Applicable Utilization Fee Rate shall be the highest rate per annum indicated therefor in the above table. The S&P Rating and the Moody's Rating in effect on any date for purposes of determining the Applicable Utilization Fee Rate shall be that S&P Rating and Moody's Rating in effect at the close of business on such date. Each change in the Applicable Utilization Fee Rate resulting from a publicly announced change in the S&P Rating and/or the Moody's Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next change.

        "Approved Fund" means a fund that is administered or managed by a Lender or an Affiliate of a Lender.

        "Asset Sale" means the sale, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, and liquidations of a corporation, partnership or limited liability company of the interests therein of the Borrower or any of its Subsidiaries) by the Borrower or any of its Subsidiaries to any Person of any of their respective assets, provided that the term Asset Sale specifically excludes any sales, transfers or other dispositions of inventory, or obsolete or excess furniture, fixtures, equipment or other Property, real or personal, tangible or intangible, in each case in the ordinary course of business.

        "Assignment Agreement" means an Assignment Agreement substantially in the form of Exhibit E.

        "Authorized Officer" means any of the following officers of the
Borrower: the Chief Executive Officer, the Chief Financial Officer, the President, the Executive Vice President and Chief Operating Officer, any Group Vice President or any Vice President or the Treasurer.

        "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto.

        "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (a) the rate of interest established by KeyBank in Cleveland, Ohio, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (b) the Federal Funds Effective Rate in effect from time to time, determined one Business Day in arrears, plus 1/2 of 1% per annum.

        "Base Rate Loan" means each Loan bearing interest at a rate based upon the Base Rate.

        "Borrower" has the meaning provided in the first paragraph of this Agreement.

        "Borrowing" means the incurrence of Loans consisting of one Type of Loan, by the Borrower from all of the Lenders on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date), having in the case of Eurodollar Loans the same Interest Period.

        "Business Day" means, (a) for all purposes other than as covered by clause (b) below, any day that is not a Saturday, Sunday or day on which commercial banks in the city in which the Payment Office is located are authorized or required by law or other governmental actions to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

        "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by such Person, as lessee, that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

        "Capitalized Lease Obligations" means all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities and identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

        "Cash Equivalents" means any of the following:

                (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

                (b) Dollar denominated time deposits, certificates of deposit and bankers' acceptances of (i) any Lender or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than three months from the date of acquisition;

                (c) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short- term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within 90 days after the date of acquisition;

                (d) fully collateralized repurchase agreements entered into with any Lender or Approved Bank having a term of not more than 30 days and covering securities described in clause (a) above;

                (e) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (d) above;

                (f) investments in money market funds access to which is provided as part of "sweep" accounts maintained with a Lender or an Approved Bank;

                (g)     investments in industrial development revenue bonds that
        (i) "re-set" interest rates not less frequently than quarterly, (ii) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (iii) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by an Approved Bank;

                (h) investments in pooled funds or investment accounts consisting of investments of the nature described in the foregoing clause (g); and

                (i) other investments not specifically described in any of clauses (a) through (h) above that have been approved in writing by the Administrative Agent.

        "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

        "Change of Control" means any of the following:

                (a) during any 12-month period (or, if less, during the period beginning on the Closing Date and ending on the date of determination), individuals who at the beginning of such period constituted the Parent's Board of Directors (together with any new directors whose election by the Parent's Board of Directors or whose nomination for election by the Parent's shareholders was approved by a vote of a majority of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent;

                (b) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the 1934 Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the 1934 Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% (or, if one or more of the Permitted Holders becomes the beneficial owner, 30%) or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

                (c) the Parent shall cease to own, free and clear of all Liens and other encumbrances and on a fully diluted basis, 100% of the outstanding shares of all classes of stock of the Borrower ordinarily having the right to vote at an election of directors, or any contingency shall occur that causes any class of stock of the Borrower, the shares of which are not owned by the Parent, to have the right to vote at an election of directors.

        "Closing Date" means the date on which the conditions specified in
Section 5.1 are satisfied.

        "Closing Fee Letter" means the Closing Fee Letter, dated as of the date hereof, between the Borrower and the Administrative Agent, for the benefit of the Lenders, as the same may from time to time be amended, restated, supplemented or otherwise modified.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

        "Commitment" means, with respect to each Lender, its obligation to make Loans to the Borrower from time to time pursuant to Section 2.1, in an aggregate principal amount at any one time outstanding not to exceed the amount, if any, set forth opposite such Lender's name on Annex I as its "Commitment" as the same may be reduced from time to time pursuant to Section 3.2, 3.3 and/or 9.2, and/or adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.4.

        "Compliance Certificate" means a certificate, substantially in the form of the attached Exhibit C.

        "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period; plus (a) the sum of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense,
(ii) Consolidated Income Tax Expense, and (iii) extraordinary and other non-recurring non-cash losses and charges; less (b) gains on sales of assets and other extraordinary gains and other non-recurring gains; all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

        "Consolidated Income Tax Expense" means, for any period, all provisions for taxes based on the net income of the Borrower or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" means, for any period, total interest expense (including, without limitation, that which is capitalized, that which is attributable to Capital Leases or Synthetic Leases and the pre-tax equivalent of dividends payable on Redeemable Stock) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Swap Agreements.

        "Consolidated Net Income" means, for any period, the net income (or loss), without deduction for minority interests, of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

        "Consolidated Net Worth" means, at any time, all amounts that, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower as of such time, provided that in no event shall Consolidated Net Worth include any amounts in respect of Redeemable Stock.

        "Consolidated Tangible Assets" means at any time the consolidated total assets of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time, but excluding therefrom goodwill, patents, patent applications, permits, trademarks, trade names, copyrights, licenses, franchises, experimental expense, organizational expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets that are properly classified as "intangible assets" in accordance with GAAP.

        "Consolidated Total Capitalization" means the sum of Consolidated Total Debt and Consolidated Net Worth.

        "Consolidated Total Debt" means the sum (without duplication) of all Indebtedness of the Borrower and of each of its Subsidiaries, all as determined on a consolidated basis.

        "Continue", "Continuation" and "Continued" each refers to a continuation of Eurodollar Loans for an additional Interest Period as provided in Section 2.2.

        "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control that, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

        "Convert", "Conversion" and "Converted" each refers to a conversion of Loans of one Type into Loans of another Type, pursuant to Section 2.2.

        "Credit Documents" means this Agreement, the Notes, if any, the Agent Fee Letter and the Closing Fee Letter.

        "Credit Event" means any Borrowing, Conversion or Continuation.

        "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

        "Defaulting Lender" means any Lender with respect to which a Lender Default is in effect.

        "Dollars" and the sign "$" each means lawful money of the United States.

        "Eligible Assignee" means (a) a Lender (other than a Defaulting Lender),
(b) an Affiliate of a Lender (other than a Defaulting Lender), (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Affiliates or Subsidiaries of the Borrower.

        "Energy-Related Business" means any business engaged in or directly related to: (a) the production, sale, brokerage, management, transportation, delivery or other provision of energy products, including but not limited to, electricity, natural gas, oil, coal, propane and renewable energy producing materials, (b) the provision of energy conservation services, including, but not limited to, energy audits, installation of energy conservation devices, energy efficient equipment and related systems, (c) the provision of services and equipment in connection with the procurement of such energy products or conservation of energy, (d) engineering, consulting, construction, operational or maintenance services in connection with such energy products, the conservation of energy or with equipment utilizing such energy products or (e) the manufacturing of equipment used in connection with energy production or conservation.

        "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law, including, without limitation, (a) any and all claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

        "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including, without limitation, any judicial or administrative order, consent, decree or judgment issued to or rendered against the Borrower or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. Section 5101 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

        "Eurodollar Loans" means each Loan bearing interest at a rate based on the Adjusted Eurodollar Rate.

        "Event of Default" has the meaning provided in Section 9.1.

        "Exemption Certificate" has the meaning provided in Section 4.5(b)(ii).

        "Existing Credit Agreements" means, collectively, (a) the Credit Agreement, dated as of December 18, 2002, among the Borrower, the lenders party thereto, KeyBank, as syndication agent, and Bank One, NA, as administrative agent; and (b) the Credit Agreement, dated as of December 18, 2002, among the Parent, the lenders party thereto, KeyBank, as syndication agent, and Bank One, NA, as administrative agent.

        "Facility Fees" has the meaning provided in Section 3.1(a).

        "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

        "Fees" means all amounts payable pursuant to, or referred to in, Section 3.1, together with any other fees payable pursuant to this Agreement or any other Credit Document.

        "FPA" means the Federal Power Act, as amended, and all rules and regulations promulgated thereunder.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

        "Guaranty Obligations" means as to any Person (without duplication) any obligation of such Person guaranteeing any Indebtedness ("primary Indebtedness") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary Indebtedness or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or (d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

        "Hazardous Materials" means (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous wastes", "restrictive hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect, under any applicable Environmental Law.

        "Indebtedness" means, with respect to any Person, all of the following (without duplication):

                (a)     all indebtedness of such Person for borrowed money;

                (b) all bonds, notes, debentures and similar debt securities of such Person;

                (c) the deferred purchase price of capital assets or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person;

                (d) non-contingent obligations to reimburse any other Person in respect of amounts paid under a letter of credit or similar instrument to the extent that such reimbursement obligations remain outstanding after such obligations become non-contingent;

                (e) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances;

                (f) all Indebtedness of a second Person secured by any Lien on any Property owned by such first Person, whether or not such Indebtedness has been assumed;

                (g)     all Capitalized Lease Obligations of such Person;

                (h) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such Person;

                (i) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts;

                (j) the stated value, or liquidation value if higher, of all Redeemable Stock of such Person; and

                (k)     all Guaranty Obligations of such Person;

provided, however, that (i) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds that themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness; and
(ii) the Indebtedness of any Person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such Person is a general partner) to the extent such Person is liable thereon as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such Person is not liable thereon.

        "Interest Coverage Ratio" means, as of any date, the ratio of (a) Consolidated EBIT to (b) Consolidated Interest Expense, in each case on a consolidated basis for the Borrower and its Subsidiaries for the four fiscal quarters of Borrower ended on or immediately prior to such date.

        "Interest Period" means, with respect to each Eurodollar Loan, a period of one, two, three or six months as selected by the Borrower, provided that (a) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (b) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (d) no Interest Period for any Eurodollar Loan may be selected that would end after the Maturity Date; and (e) if, upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to Convert such Borrowing to a Base Rate Loan effective as of the expiration date of such current Interest Period.

        "Investment" means (a) any direct or indirect purchase or other acquisition by the Borrower or any of its Subsidiaries of any of the capital stock or other equity interest of any other Person, including any partnership or joint venture interest in such Person; (b) any loan or advance to, guarantee or assumption of debt or purchase or other acquisition of any other debt (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) of, any Person by the Borrower or any of its Subsidiaries; or (c) any purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person.

        "KeyBank" means KeyBank National Association, a national banking association, together with its successors and assigns.

        "Leaseholds" means, with respect to any Person, all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

        "Lenders" means the Persons listed on Annex I and any other Person that becomes a party hereto pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement.

        "Lender Default" means (a) the refusal (which has not been retracted) of a Lender in violation of the requirements of this Agreement to make available its portion of any incurrence of Loans or (b) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under Section 2.1.

        "Lender Register" has the meaning provided in Section 11.15.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

        "Loan" has the meaning provided in Section 2.1.

        "Margin Stock" has the meaning provided in Regulation U.

        "Material Adverse Effect" means any or all of the following: (a) a material adverse effect on the business, operations, Property, assets, liabilities, financial or other condition, or prospects of the Borrower and its Subsidiaries, taken as a whole, or when used with reference to any other Person, such Person and its Subsidiaries, taken as a whole, as the case may be; (b) a material adverse effect on the ability of the Borrower to perform its obligations under the Credit Documents to which it is a party; (c) a material adverse effect on the ability of the Borrower and its Subsidiaries, taken as a whole, to pay their liabilities and obligations as they mature or become due; or
(d) a material adverse effect on the validity, effectiveness or enforceability, as against the Borrower, of any of the Credit Documents to which it is a party.

        "Maturity Date" means December 10, 2004, or such earlier date on which the Total Commitment is terminated.

        "Minimum Borrowing Amount" means (a) for Base Rate Loans, $1,000,000, with minimum increments thereafter of $500,000, and (b) for Eurodollar Loans, $5,000,000, with minimum increments thereafter of $500,000.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Moody's Rating" means, on any date of determination, the rating accorded the Borrower's senior unsecured long-term debt by Moody's, or if such rating is unavailable, the Borrower's long-term issuer credit rating accorded to it by Moody's.

        "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement as to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

        "1933 Act" means the Securities Act of 1933, as amended.

        "1934 Act" means the Securities Exchange Act of 1934, as amended.

        "Non-Defaulting Lender" means each Lender other than a Defaulting
Lender.

        "Note" has the meaning provided in Section 2.4(d).

        "Notice of Borrowing, Continuation or Conversion" has the meaning provided in Section 2.2(b).

        "Notice Office" means the office of the Administrative Agent at 127 Public Square, Cleveland, Ohio 44114, Attention: Laura Binkley (facsimile: (216) 689-4981), or such other office of the Administrative Agent, as the Administrative Agent may designate to the Borrower from time to time.

        "Obligations" means all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Borrower to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document (including, without limitation, interest and fees that accrue after the commencement by or against the Borrower of any insolvency proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and any and all indemnification obligations hereunder).

        "Operating Lease" means, with respect to any Person, any lease of any Property (whether real, personal or mixed) by such Person as lessee that, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of such Person.

        "Parent" means DPL Inc., an Ohio corporation.

        "Payment Office" means the office of the Administrative Agent at 127 Public Square, Cleveland, Ohio 44114, Attention: Laura Binkley (facsimile: (216) 689-4981), or such other office of the Administrative Agent, as the Administrative Agent may designate to the Borrower from time to time.

        "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

        "Percentage" means, at any time for any Lender, the percentage obtained by dividing such Lender's Commitment by the Total Commitment, provided, that if the Total Commitment has been terminated, the Percentage for each Lender shall be determined by dividing such Lender's Commitment immediately prior to such termination by the Total Commitment immediately prior to such termination.

        "Permitted Acquisition" means and includes any Acquisition as to which all of the following conditions are satisfied: (a) such Acquisition (i) involves a line or lines of an Energy-Related Business, and (ii) involves a Person or a line or lines of business that are located and operated in the United States; (b) no Default or Event of Default shall exist prior to or immediately after giving effect to such Acquisition; (c) such Acquisition is not being consummated on a hostile basis and has been approved by the Board of Directors of the target Person and no material challenge to such Acquisition shall be pending or threatened by any shareholder or director of the seller or Person to be acquired, and (d) as of the date of the consummation of such Acquisition, all approvals required in connection therewith shall have been obtained.

        "Permitted Holder" means Dayton Ventures LLC, a Delaware limited liability company, and/or one or more Affiliates of Kohlberg Kravis Roberts & Co.

        "Permitted Liens" means Liens permitted by Section 8.3.

        "Permitted Restrictive Covenant" means (a) any covenant or restriction contained in this Agreement, (b) any covenant or restriction contained in any other agreement that is less burdensome than any covenant or restriction contained in this Agreement, (c) in the case of transfers by any Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower of any property or assets, any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license or conveyance of similar property or assets; (d) in the case of transfers by any Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower of any property or assets, any agreement with the holder of a Lien otherwise permitted to exist under Section 8.3(e)(ii) restricting on customary terms the transfer of any property or assets subject thereto; (e) any agreement evidencing or setting forth the terms of any refunding, refinancing or replacement Indebtedness the incurrence of which is not prohibited by this Agreement that contains any such restrictions to the extent such restrictions are no less favorable to the Borrower or any of its Subsidiaries or to the rights or interest of the Lenders than the terms in effect in the Indebtedness being so refunded, refinanced or replaced immediately prior to such refunding, refinancing or replacement; (f) any agreement that has been entered into by the Borrower or any of its Subsidiaries for the sale, lease, transfer or other disposition of any of its property or assets so long as such sale, lease, transfer or other disposition is otherwise permitted to be made under Section 8.2; and (g) any agreement evidencing Indebtedness outstanding on the date a Person first becomes a Subsidiary of the Borrower; provided, that such agreement was not created in contemplation of the purchase or other acquisition of such Person by the Borrower or any of its Subsidiaries and does not extend to or cover any property or assets other than the property or assets of the Person becoming such Subsidiary.

        "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other entity or any government or political subdivision or any agency, department or instrumentality thereof.

        "Plan" means an employee pension benefit plan that is covered by Title IV of ERISA or subject to minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

        "Property" means, with respect to any Person, any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

        "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

        "RCRA" means the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

        "Real Property" means, with respect to any Person, all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

        "Redeemable Stock" means, with respect to any Person, any capital stock or similar equity interests of such Person that (a) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the latest Maturity Date; or (b) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the latest Maturity Date under this Agreement, other than any such repurchase or retirement occasioned by a "change of control" or similar event.

        "Reference Banks" means (a) KeyBank and (b) any other Lender or Lenders selected as a Reference Bank by the Administrative Agent.

        "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

        "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

        "Related Parties" means, with respect to any Person, such Person's Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Affiliate.

        "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect a Plan, excluding, however, such events as to which the PBGC has by regulations waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

        "Required Lenders" means Non-Defaulting Lenders whose outstanding Loans and Unutilized Commitment constitute at least 66-2/3% of the sum of the total outstanding Loans and Unutilized Commitments of Non-Defaulting Lenders.

        "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

        "S&P Rating" means, on any date of determination, the rating accorded to the Borrower's senior unsecured long-term debt by S&P.

        "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of the Borrower of any Property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Borrower and a Subsidiary of the Borrower or between Subsidiaries of the Borrower), which Property has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person.

        "SEC" means the United States Securities and Exchange Commission.\

        "SEC Regulation D" means Regulation D as promulgated under the 1933 Act, as the same may be in effect from time to time.

        "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

        "Standard Permitted Liens" means the following:

                (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP have been established;

                (b) Liens in respect of Property or assets imposed by law that were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, that (i) do not secure payment obligations more than 60 days past due; (ii) do not, in the aggregate, materially detract from the value of such Property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries and do not secure any Indebtedness; or (iii) are contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the books of the Borrower or its respective Subsidiary, as the case may be;

                (c) bankers' Liens and rights of setoff arising by operation of law and contractual rights of setoff;

                (d) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.1(g);

                (e) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and mechanic's Liens, carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

                (f) Leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

                (g) easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other Persons, and obligations contained in similar instruments, in each case that do not involve, and are not likely to involve at any future time, either individually or in the aggregate, (i) a substantial and prolonged interruption or disruption of the business activities of the Borrower and its Subsidiaries considered as an entirety, or (ii) a Material Adverse Effect;

                (h) precautionary filing of Uniform Commercial Code financing statements by lessors in connection with Operating Leases;

                (i) Liens arising from the rights of lessors under leases (including financing statements regarding Property subject to lease) permitted under this Agreement, provided that such Liens are only in respect of the Property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); and

                (j) rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC.

        "Subsidiary" means, with respect to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time or in which the Borrower, one or more other Subsidiaries of the Borrower, or the Borrower and one or more Subsidiaries of the Borrower, directly or indirectly, has the power to direct the policies, management and affairs thereof. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

        "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property that (a) represents more than 10% of the Consolidated Tangible Assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made or (b) is responsible for more than 10% of the consolidated net sales or of the Consolidated Net Income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (a) above.

        "Swap Agreement" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), irrespective of whether any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

        "Synthetic Lease" means any lease (a) that is accounted for by the lessee as an Operating Lease, and (b) under which the lessee is intended to be the "owner" of the leased Property for Federal income tax purposes.

        "Taxes" has the meaning provided in Section 4.5(a).

        "Total Commitment" means the sum of the Commitments of the Lenders.

        "Type" means any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.

        "UCC" means the Uniform Commercial Code as in effect from time to time. Unless otherwise specified, the UCC shall refer to the UCC as in effect in the State of New York.

        "Unfunded Liabilities" means the amount, if any, by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

        "United States" and "U.S." each means United States of America.

        "Unutilized Commitment" means, at any time, with respect to any Lender, the excess of (a) such Lender's Commitment at such time over (b) the aggregate principal amount of outstanding Loans made by such Lender.

        "Unutilized Total Commitment" means, at any time, the excess of (a) the Total Commitment at such time over (b) the aggregate principal amount of all outstanding Loans.

        "Utilization Fees" has the meaning provided in Section 3.1(b).

        "Wholly-Owned Subsidiary" means each Subsidiary of the Borrower at least 95% of whose capital stock, equity interests and partnership interests, other than director's qualifying shares or similar interests, are owned directly or indirectly by the Borrower.

        Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each means "to but excluding," and the word "through" means "through and including."

        Section 1.3 Accounting Terms. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

        Section 1.4 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Annexes, Schedules and Exhibits shall be construed to refer to Sections of, and Annexes, Schedules and Exhibits to, this Agreement, and (e) the words "asset" and "property" (or "Property") shall be construed to have the same meaning and effect and to refer to any and all Real Property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing.

                                   ARTICLE II.

                            AMOUNT AND TERMS OF LOANS

        Section 2.1 Commitments for Loans. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a revolving loan or revolving loans (each a "Loan" and, collectively, the "Loans") to the Borrower, which Loans (a) may be incurred by the Borrower at any time and from time to time on and after the Closing Date and prior to the Maturity Date; (b) except as otherwise provided herein, may, at the option of the Borrower, be incurred and maintained as, or Converted into, Loans that are Base Rate Loans or Eurodollar Loans, in each case denominated in Dollars, provided that all Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Loans of the same Type; (c) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (d) may only be made if after giving effect thereto the aggregate principal amount of outstanding Loans does not exceed the Total Commitment; and (e) shall not exceed for any Lender at any time outstanding such Lender's Commitment at such time. In addition, no Loans shall be incurred at any time if after giving effect thereto the Borrower would be required to prepay Loans in accordance with Section 4.3(a).

        Section 2.2     Borrowing, Continuation or Conversion of Loans.

        (a) Borrowings, Continuations and Conversions. The Borrower may, in accordance with the provisions set forth in this Section and subject to the other terms and conditions of this Agreement, (i) request Borrowings, (ii) Convert all or a portion of the outstanding principal amount of Loans of one Type into a Borrowing or Borrowings of another Type of Loans that can be made pursuant to the terms of this Agreement and (iii) Continue a Borrowing of Eurodollar Loans at the end of the applicable Interest Period as a new Borrowing of Eurodollar Loans with a new Interest Period, provided that (A) any Conversion of Eurodollar Loans into Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans, (B) Base Rate Loans may only be Converted into Eurodollar Loans if no Default under Section 9.1(a) or Event of Default is in existence on the date of the Conversion unless the Required Lenders otherwise agree, and (C) Base Rate Loans may not be Converted into Eurodollar Loans during any period when such Conversion is not permitted under Section 2.6.

        (b) Notice of Borrowings, Continuation and Conversion. Each Borrowing, Continuation or Conversion of a Loan shall be made upon notice in the form provided for below, which notice shall be provided by the Borrower to the Administrative Agent at the Notice Office not later than (i) in the case of each Borrowing of or Continuation of or Conversion into a Eurodollar Loan, 12:00 noon (local time at its Notice Office) at least three Business Days' prior to the date of such Borrowing, Continuation or Conversion and (ii) in the case of each Borrowing of or Conversion into a Base Rate Loan, 12:00 noon (local time at its Notice Office) on the proposed date of such Borrowing or Conversion. Each such request shall be made by an Authorized Officer delivering written notice of such request substantially in the form of Exhibit B hereto (each such notice, a "Notice of Borrowing, Continuation or Conversion") or by telephone (to be confirmed immediately in writing by delivery of an Authorized Officer of a Notice of Borrowing, Continuation or Conversion), and in any event each such request shall be irrevocable and shall specify (A) the aggregate principal amount of the Loans to be made (which shall be in the Minimum Borrowing Amount) pursuant to such Borrowing or, if applicable, the Borrowings to be Continued or Converted, (B) the date of the Borrowing, Continuation or Conversion (which shall be a Business Day), (C) whether the Borrowing will consist of Base Rate Loans or Eurodollar Loans or, in the case of a Continuation or Conversion, the Loans to be Continued or Converted, and (D) if applicable, the initial Interest Period thereto or, in the case of a Continuation, the new Interest Period. Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

        (c) Minimum Borrowing Amount. The aggregate principal amount of each Borrowing by the Borrower shall not be less than the Minimum Borrowing Amount. No partial Conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto.

        (d) Maximum Borrowings. More than one Borrowing may be incurred by the Borrower on any day, provided that (i) if there are two or more Borrowings on a single day by the Borrower that consist of Eurodollar Loans, each such Borrowing shall have a different initial Interest Period, and (ii) at no time shall there be more than six Borrowings of Eurodollar Loans outstanding hereunder.

        (e) Notice to Lenders. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of (i) each proposed Borrowing, (ii) such Lender's proportionate share thereof and (iii) the other matters covered by the Notice of Borrowing, Continuation or Conversion relating thereto.

        Section 2.3     Disbursement of Funds.

        (a) Loans to be Made Pro Rata. The obligation of each Lender to make Loans hereunder and the Commitment of each Lender are several and not joint obligations. All Borrowings shall be made by the Lenders pro rata on the basis of their respective Commitments. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment.

        (b) Funding of Loans. No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, Continuation or Conversion, each Lender will make available its pro rata share, if any, of each Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in Dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received.

        (c) Advance Funding. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 2.5, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to Section 2.7).

        (d) Rights Not Prejudiced. Nothing herein and no subsequent termination of the Commitments pursuant to Section 3.2 or 3.3 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

        Section 2.4     Evidence of Obligations.

        (a) Loan Accounts of Lenders. The Obligations of the Borrower owing to each Lender shall be evidenced by, and each Lender shall maintain in accordance with its usual practice, an account or accounts established by such Lender, which account or accounts shall include the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

        (b) Loan Accounts of Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period and applicable interest rate if such Loan is a Eurodollar Loan, (ii) the amount of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

        (c) Effect of Loan Accounts. The entries made in the accounts maintained pursuant to Section 2.4(a) and (b) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay or prepay the Loans or any other amounts in accordance with the terms of this Agreement.

        (d) Notes. Upon request of any Lender, the Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Lender shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes"), provided that the decision of any Lender not to request a Note shall in no way detract from the Borrower's obligation to repay the Loans and other amounts owing by the Borrower to such Lender. Any Note issued by the Borrower to a Lender shall: (i) be executed by the Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the Closing Date; (iii) be payable in the principal amount of the Loans evidenced thereby;
(iv) mature on the Maturity Date; (v) bear interest as provided in Section 2.5 in respect of the Base Rate Loans or Eurodollar Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory prepayment as provided in
Section 4.3; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

        Section 2.5     Interest.

        (a) Interest on Base Rate Loans. During such periods as a Loan is a Base Rate Loan, it shall bear interest at a fluctuating rate per annum that shall at all times be equal to the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time for such Loan.

        (b) Interest on Eurodollar Loans. During such periods as a Loan is a Eurodollar Loan, it shall bear interest at a rate per annum that shall at all times during an Interest Period therefor be the relevant Adjusted Eurodollar Rate for such Eurodollar Loan for such Interest Period plus the Applicable Margin in effect from time to time for such Loan.

        (c) Default Interest. Notwithstanding the above provisions, if a Default under Section 9.1(a) or an Event of Default has occurred and is continuing, then, upon written notice by the Administrative Agent (which notice the Administrative Agent shall give at the direction of the Required Lenders), all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan shall bear interest, payable on demand, at a rate per annum equal to 2% per annum above the interest rate that is or would be applicable from time to time pursuant to Section 2.5(a). If any amount (other than the principal of and interest on the Loans) payable by the Borrower under the Credit Documents is not paid when due, upon written notice by the Administrative Agent (which notice the Administrative Agent shall give at the direction of the Required Lenders), such amount shall bear interest, payable on demand, at a rate per annum equal to 2% per annum above the interest rate that is or would be applicable from time to time pursuant to Section 2.5(a).

        (d) Accrual and Payment of Interest. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable:

                (i) in respect of each Base Rate Loan, monthly in arrears on the last Business Day of each calendar month,

                (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates that are successively 90 days after the commencement of such Interest Period, and

                (iii) on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

        (e) Computations of Interest. All computations of interest on Eurodollar Loans and other amounts (other than Base Rate Loans) hereunder shall be made on the actual number of days elapsed over a year of 360 days, and all computations of interest on Base Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as applicable.

        (f) Information as to Interest Rates. The Administrative Agent upon determining the interest rate for any Borrowing or any change in interest rate applicable to any Borrowing as a result of a change in the Applicable Margin, a change in the Base Rate, the implementation of the default rate or otherwise, shall promptly notify the Borrower and the Lenders thereof, provided that (i) any such change shall be immediately effective as and when such change occurs without regard to when the Administrative Agent provides any such notice, and
(ii) the failure of the Administrative Agent to give any such notice shall in no way detract from or affect the obligation of the Borrower to pay interest at the changed rate. If the Administrative Agent is unable to determine the Adjusted Eurodollar Rate for any Borrowing of Eurodollar Loans based on the quotation service referred to in clause (i) of the definition of the term Adjusted Eurodollar Rate, it will promptly so notify the Reference Banks and each Reference Bank will furnish the Administrative Agent timely information for the purpose of determining the Adjusted Eurodollar Rate for such Borrowing. If any one or more of the Reference Banks shall not timely furnish such information, the Administrative Agent shall determine the Adjusted Eurodollar Rate for such Borrowing on the basis of timely information furnished by the remaining Reference Banks.

        Section 2.6     Increased Costs; Illegality.

        (a) If (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                (i) on any date for determining the Adjusted Eurodollar Rate for any Interest Period that, by reason of any changes arising after the Closing Date affecting the London interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurodollar Rate; or

                (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount that such Lender deems material with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Closing Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Adjusted Eurodollar Rate pursuant to the definition thereof) and/or (y) other circumstances adversely affecting the London interbank market or the position of such Lender in such market; or

                (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any change since the Closing Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies or has become impracticable as a result of a contingency occurring after the Closing Date that materially adversely affects the London interbank market;

then, and in each such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing, Continuation or Conversion given by the Borrower with respect to Eurodollar Loans that have not yet been incurred, Converted or Continued shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, Continuation or Conversion, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing, Continuation or Conversion for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, Continuation or Conversion, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.6(b) as promptly as possible and, in any event, within the time period required by law.

        (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.6(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 2.6(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.6(a)(ii) or (iii), cancel such Borrowing, convert the related Notice of Borrowing, Continuation or Conversion into one requesting a Borrowing of Base Rate Loans or require the affected Lender to make its requested Loan as a Base Rate Loan, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Lender to Convert each such Eurodollar Loan into a Base Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.6(b).

        (c) If any Lender shall have determined that after the Closing Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Closing Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.6(c), will give prompt written notice thereof to the Borrower, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.6(c) upon the subsequent receipt of such notice.

        (d) Notwithstanding anything in this Agreement to the contrary, no Lender shall be entitled to compensation or payment or reimbursement of other amounts under Section 2.6 or 4.5 for any amounts incurred or accruing more than 270 days prior to the giving of notice to the Borrower of additional costs or other amounts of the nature described in such Sections.

        Section 2.7 Breakage Compensation. The Borrower shall compensate each applicable Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans that such Lender may sustain): (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing, Conversion or Continuation (whether or not withdrawn by the Borrower); (ii) if any repayment, prepayment, Conversion or Continuation of any of its Eurodollar Loans occurs on a date that is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; (iv) as a result of an assignment by a Lender of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by the Borrower pursuant to Section 2.8(b); or (v) as a consequence of (x) any other default by the Borrower to repay or prepay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 2.6(b). The Borrower shall pay such Lender the amount shown as due on any such request within 10 days after receipt thereof.

        Section 2.8     Change of Lending Office; Replacement of Lenders.

        (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.6(a)(ii) or (iii) or 2.6(c) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitment affected by such event, provided that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section.

        (b) If any Lender requests any compensation, reimbursement or other payment under Section 2.6(a)(ii) or (iii) or 2.6(c) with respect to such Lender, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.4(c)), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations; provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Section 2.7 and any amounts accrued and owing to such Lender under Section 2.6(a)(ii) or (iii) or 2.6(c)), and (iii) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under Section 2.6(a)(ii) or (iii) or 2.6(c) with respect to such Lender, such assignment will result in a reduction in such compensation, reimbursement or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

        (c) Nothing in this Section 2.8 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.6.

                                  ARTICLE III.

                                FEES; COMMITMENTS

        Section 3.1     Fees.

        (a) Facility Fees. The Borrower agrees to pay to the Administrative Agent facility fees ("Facility Fees") for the account of each Non-Defaulting Lender that has a Commitment for the period from the Closing Date to the Maturity Date, computed for each day at a rate per annum equal to the Applicable Facility Fee Rate in effect for such day on the amount of such Non-Defaulting Lender's Commitment in effect on such day. Facility Fees shall be due and payable in arrears on the last Business Day of each December, March, June and September and on the Maturity Date.

        (b) Utilization Fee. The Borrower agrees to pay to the Administrative Agent utilization fees (the "Utilization Fees") for the account of each Non-Defaulting Lender that has a Commitment for each day on which the aggregate principal amount of outstanding Loans made by all Lenders exceeds 33% of the Total Commitment, computed for each such day at a rate per annum equal to the Applicable Utilization Fee Rate in effect for such day on the aggregate principal amount of Loans made by such Non-Defaulting Lender outstanding on such day. Utilization Fees, if any, shall be due and payable quarterly in arrears on the last Business Day of each December, March, June and September and on the Maturity Date.

        (c) Other Fees. The Borrower shall pay to the Administrative Agent, on the Closing Date and thereafter, for its own account and/or for distribution to the Lenders, such fees as heretofore agreed by the Borrower and the Administrative Agent or the Lenders as set forth in the Agent Fee Letter, the Closing Fee Letter or any other similar agreement.

        (d) Computations of Fees. All computations of Facility Fees, Utilization Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

        Section 3.2 Voluntary Termination/Reduction of Commitments. Upon at least three Business Days' prior irrevocable written notice (or telephonic notice confirmed in writing) to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right to:

        (a) terminate in whole the Total Commitment, provided that all outstanding Loans are contemporaneously prepaid in accordance with Section 4.2;

        (b) partially and permanently reduce the Unutilized Total Commitment, provided that (i) any such reduction shall apply to proportionately and permanently reduce the Commitment of each of the Lenders; and (ii) any partial reduction of the Unutilized Total Commitment pursuant to this Section 3.2(b) shall be in the amount of at least $10,000,000 (or, if greater, in integral multiples of $500,000).

        Section 3.3 Termination of Commitments. The Total Commitment (and the Commitment of each Lender) shall terminate on the Maturity Date.

                                   ARTICLE IV.

                                    PAYMENTS

        Section 4.1 Repayment of Loans. The Borrower shall repay the aggregate principal amount of all outstanding Loans to the Administrative Agent for the ratable account of the Lenders on the Maturity Date.

        Section 4.2 Voluntary Prepayments. The Borrower shall have the right to prepay any of its Loans, in whole or in part, without premium or penalty (except as specified below), from time to time on the following terms and conditions:

        (a) the Borrower shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by (i) 12:00 noon (local time at the Notice Office) three Business Days prior to the date of such prepayment, in the case of any prepayment of Eurodollar Loans, or (ii) 12:00 noon (local time at the Notice Office) one Business Day prior to the date of such prepayment, in the case of any prepayment of Base Rate Loans, and which notice shall promptly be transmitted by the Administrative Agent to each of the Lenders;

        (b) in the case of prepayment of any Borrowings under the Revolving Facility, each partial prepayment of any such Borrowing shall be in an aggregate principal of at least $2,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of Base Rate Loans, and at least $1,000,000 or an integral multiple of $500,000 in excess thereof, in the case of Eurodollar Loans;

        (c) no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

        (d) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and

        (e) each prepayment of Eurodollar Loans pursuant to this Section 4.2 on any date other than the last day of the Interest Period applicable thereto, in the case of Eurodollar Loans shall be accompanied by any amounts payable in respect thereof under Section 2.7.

        Section 4.3 Mandatory Payments and Prepayments. The Loans shall be subject to mandatory repayment or prepayment in accordance with the following provisions:

        (a) Mandatory Prepayment of Loans. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Loans exceeds the Total Commitment as then in effect, then the Borrower shall prepay on such date the principal amount of Loans in an aggregate amount at least equal to such excess.

        (b) Particular Loans to be Prepaid. With respect to each repayment or prepayment of Loans required by this Section 4.3, the Borrower shall designate the Types of Loans that are to be repaid or prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made, provided that (i) the Borrower shall first so designate all Loans that are Base Rate Loans and Eurodollar Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Eurodollar Loans for repayment or prepayment, (ii) if the outstanding principal amount of Eurodollar Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall be Converted into Base Rate Loans, and (iii) each repayment and prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.7. Any repayment or prepayment of Eurodollar Loans pursuant to this Section 4.3 shall in all events be accompanied by such compensation as is required by Section 2.7.

        Section 4.4     Method and Place of Payment.

        (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its pro rata share) account of the Lenders entitled thereto, not later than 12:00 noon (local time at the Payment Office) on the date when due and shall be made at the Payment Office in immediately available funds and in lawful money of the United States of America, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this

Agreement that are made later than 12:00 noon (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

        (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and Fees then due hereunder and an Event of Default is not then in existence, such funds shall be applied (i) first, towards payment of interest and Fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

        Section 4.5     Net Payments.

        (a) All payments made by the Borrower hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as provided for in Section 4.5(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction under which such Lender is organized or the jurisdiction in which the Applicable Lending Office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment by it of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note or in such other Credit Document. Subject to Section 2.6(d), the Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes (or any withholding or deduction on account thereof) is made, certified copies of tax receipts, or other evidence satisfactory to the Lender, evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent or such Lender upon its written request, for the amount of any Taxes levied against, imposed on, or paid by the Administrative Agent or any Lender within 30 days of any written request therefor.

        (b) Each Lender that is not incorporated under the laws of the United States of America or any State thereof (each a "Non-U.S. Lender") agrees to provide to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 11.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this Section 4.5(b)), on the date of such assignment or transfer to such Lender, and from time to time thereafter if required by the Borrower or the Administrative Agent:
(i) an accurate and complete original signed copy of Internal Revenue Service Form W-8BEN, W-8ECI, W-8EXP or W-8IMY (or successor, substitute or other appropriate form and, in the case of Form W-8IMY, any related documentation necessary to establish the claimed exemption) certifying to such Lender's entitlement to a complete exemption from U.S. withholding tax with respect to payments to be made under this Agreement, any Note or any other Credit Document, and (ii) in the case of a Lender seeking to qualify for the portfolio interest exemption, a certificate in form and substance acceptable to the Administrative

Agent (any such certificate, an "Exemption Certificate") certifying to such Lender's entitlement to such exemption. In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent a new accurate and complete original signed copy of the applicable Internal Revenue Service Form, including any related documentation or Exemption Certificate, and such other forms as may be required to confirm or establish the entitlement of such Lender to a continued exemption from U.S. withholding tax with respect to payments under this Agreement, any Note or any other Credit Document. Notwithstanding anything to the contrary contained in Section 4.5(a), but subject to Section 11.4(c) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Non-U.S. Lender that has not provided to the Borrower such forms or such Exemption Certificate and related documentation that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.5(a) to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States or any additional amounts with respect thereto (I) to the extent such Taxes result from a Lender's failure to provide the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to this Section 4.5(b) or (II) to the extent that such forms do not establish a complete exemption from withholding of such Taxes at the time the Lender first became a Lender under this Agreement. The Borrower agrees to pay additional amounts and indemnify each Lender in the manner set forth in Section 4.5(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

        (c) The Borrower will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse each upon its written request within 30 days thereof, for the amount of any documentary, excise, stamp, property or other similar taxes, duties, fees, assessments or other charges imposed with respect to the execution, delivery, filing or enforcement of any Credit Document.

        (d) If any Lender, in its sole opinion, determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes paid as to which indemnification has been paid by the Borrower pursuant to this Section, it shall promptly remit such refund (including any interest received in respect thereof), net of all out-of-pocket costs and expenses; provided, that the Borrower agrees to promptly return any such refund (plus interest) to such Lender if such Lender is required to repay such refund to the relevant taxing authority. Any such Lender shall provide the Borrower with a copy of any notice of assessment from the relevant taxing authority (redacting any unrelated confidential information contained therein) requiring repayment of such refund. Nothing contained herein shall impose an obligation on any Lender to apply for any such refund.

        (e) If the Borrower is required to pay additional amounts to the Administrative Agent or any Lender pursuant to this Section 4.5, then the Administrative Agent or such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its office, branch, subsidiary or affiliate, or take other appropriate action, so as to eliminate any additional payment by the Borrower that may thereafter accrue, if such change or other action, in the judgment of the Administrative Agent or such Lender, as the case may be, is not otherwise disadvantageous to the Administrative Agent or such Lender.

                                   ARTICLE V.

                              CONDITIONS PRECEDENT

        Section 5.1 Conditions Precedent at Closing Date. The obligation of the Lenders to make Loans is subject to the satisfaction of each of the following conditions:

        (a) Credit Agreement. This Agreement shall have been executed by the Borrower, the Administrative Agent and each of the Lenders.

        (b) Notes. The Borrower shall have executed and delivered to the Administrative Agent a Note for the account of each Lender that has requested a Note.

        (c) Fees and Expenses. The Borrower shall have (i) executed and delivered to the Administrative Agent the Agent Fee Letter and the Closing Fee Letter and (ii) paid or caused to be paid all Fees required to be paid by it on the Closing Date pursuant to Section 3.1 and all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent that have been invoiced at least two Business Days prior to such date in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

        (d) Corporate Resolutions and Approvals. The Administrative Agent shall have received certified copies of the resolutions of the Board of Directors of the Borrower, approving the Credit Documents, and of all documents evidencing other necessary corporate action, governmental approvals, if any, and other consents or approvals with respect to the execution, delivery and performance by the Borrower of the Credit Documents.

        (e) Incumbency Certificates. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower, certifying the names and true signatures of the officers of the Borrower authorized to sign the Credit Documents and any other documents to which the Borrower is a party that may be executed and delivered in connection herewith.

        (f) Corporate Charter and Good Standing Certificates. The Administrative Agent shall have received: (i) an original certified copy of the Certificate of Incorporation of the Borrower and any and all amendments and restatements thereof, certified as of a recent date by the relevant Secretary of State and certified by the Secretary or an Assistant Secretary of the Borrower as being true, correct and complete and in full force and effect as of the Closing Date; (ii) the bylaws of the Borrower and any and all amendments and restatements thereof certified by the Secretary or an Assistant Secretary of the Borrower as being true, correct, and complete and in full force and effect as of the Closing Date; and (iii) an original good standing certificate from the Secretary of State of the state of incorporation, dated as of a recent date, listing all charter documents filed with such Secretary of State affecting the Borrower and certifying as to the good standing of the Borrower.

        (g) Opinions of Counsel. The Administrative Agent shall have received opinions of counsel, which shall be addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, from (i) Cadwalader, Wickersham & Taft LLP, outside counsel to the Borrower, in substantially the form of Exhibit F-1, and (ii) the General Counsel of the Borrower, in substantially the form of Exhibit F-2.

        (h) Existing Credit Agreements. The Borrower shall have terminated the commitments of the lenders under each of the Existing Credit Agreements, repaid any borrowings thereunder and terminated or released all Liens granted in connection therewith and provided evidence, in form and substance satisfactory to the Administrative Agent, of the same to the Administrative Agent.

        (i) Financial Statements. The Administrative Agent and the Lenders shall have received the financial statements referred to in Section 6.7(a), which financial statements shall be acceptable to the Administrative Agent and the Lenders.

        (j) Borrower's Closing Certificate. The Administrative Agent shall have received a certificate in the form attached hereto as Exhibit D, dated the Closing Date, of an Authorized Officer of the Borrower to the effect that, at and as of the Closing Date and both before and after giving effect to the initial Borrowings hereunder, if any, on the Closing Date, and the application of the proceeds thereof: (i) all conditions set forth in Section 5.1 have been satisfied; (ii) no Default or Event of Default has occurred or is continuing; and (iii) all representations and warranties of the Borrower contained herein or in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that as to any such representations and warranties that expressly relate to an earlier specified date, such representations and warranties are only represented as having been true and correct in all material respects as of the date when made.

        Section 5.2     Conditions Precedent to the Making of Loans.

        (a) The obligations of the Lenders to make each Loan are subject, at the time thereof, to the satisfaction of the following conditions:

                (i) Notice of Borrowing, Continuation or Conversion. The Administrative Agent shall have received a Notice of Borrowing, Continuation or Conversion meeting the requirements of Section 2.2 with respect to the Borrowing of a Loan.

                (ii) No Default; Representations and Warranties. At the time of the making of a Loan to the Borrower and after giving effect thereto,
        (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Borrower contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date such Loan is made, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

        (b) The acceptance of the benefits of each Loan shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the applicable conditions specified in Section 5.2 have been satisfied as of the times referred to in Section 5.2. All of the certificates, legal opinions and other documents and papers referred to in this Article V, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Administrative Agent and the Lenders and, except for the Notes, in sufficient counterparts for the Administrative Agent and the Lenders, and the Administrative Agent will promptly distribute to the Lenders their respective Notes and the copies of such other certificates, legal opinions and documents.

        Section 5.3 Conditions Precedent to the Conversion or Continuation of Loans. The obligations of the Lenders to Convert or Continue any Loan are subject, at the time thereof, to the receipt by the Administrative Agent of a Notice of Borrowing, Continuation or Conversion meeting the requirements of
Section 2.2 with respect to the Conversion or Continuation, as applicable, of a Loan.

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

        To induce the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of each Loan:

        Section 6.1 Corporate Status. Each of the Borrower and its Subsidiaries (a) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its Property and assets and to transact the business in which it is engaged, and (b) has been duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect. Each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein) as of the date hereof and the jurisdiction of incorporation of Borrower and each such Subsidiary as of the date hereof is listed on Schedule 6.1.

        Section 6.2 Corporate Power and Authority. The Borrower has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is party. The Borrower has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of the Borrower enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

        Section 6.3 No Violation. Neither the execution, delivery and performance by the Borrower of the Credit Documents to which it is party nor compliance with the terms and provisions thereof (a) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to the Borrower or its properties and assets, (b) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the Property or assets of the Borrower pursuant to the terms of any material promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other agreement or other instrument, to which the Borrower is a party or by which it or any of its Property or assets are bound or to which it may be subject, or (c) will violate any provision of the certificate or articles of incorporation, regulations or bylaws, or other charter documents of the Borrower.

        Section 6.4     Governmental Approvals.

        (a) Except as described in subsection (b) below, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize or is required as a condition to (i) the execution, delivery and performance by the Borrower of any Credit Document to which it is a party, or
(ii) the legality, validity, binding effect or enforceability of any Credit Document to which the Borrower is a party.

        (b) The Parent is a "public utility holding company" within the meaning of PUHCA that is exempt from registration and all other provisions thereof except for Sections 9(a)(2) and 32 thereof. The

Borrower is the only "subsidiary company" or "affiliate" (within the meaning of PUHCA) of the Parent that is a "public utility company" as defined in PUHCA. No report to or approval by the SEC under PUHCA is required for the incurrence of Indebtedness or the execution and performance of the Credit Documents. Other than the approval of the Public Utility Commission of Ohio, which approval is in full force and effect, no further authorization or consent of any Governmental Authority is legally required for the incurrence of Indebtedness and/or the execution and performance of the Credit Documents by the Borrower.

        Section 6.5     Litigation, etc.

        (a) Except as set forth in Schedule 6.5, there are no actions, suits or proceedings pending or, to, the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) that question the validity or enforceability of any of the Credit Documents, or of any action to be taken by any of the Borrower pursuant to any of the Credit Documents.

        (b) No action, suit, proceeding or investigation has been instituted, or to the knowledge of the Borrower or any of its Subsidiaries, threatened, and no rule, regulation, order, judgment or decree has been issued or proposed to be issued by any Governmental Authority that, solely as a result of the incurrence of Indebtedness or the entering into this Agreement or any other Credit Document or any transaction contemplated hereby or thereby, would cause or deem the Administrative Agent or the Lenders or any Affiliate of any of them to be subject to, or not exempted from, regulation under the FPA or PUHCA.

        Section 6.6     Use of Proceeds; Margin Regulations.

        (a) The proceeds of all Loans will be utilized to provide working capital and funds for general corporate and other lawful purposes not inconsistent with the requirements of this Agreement.

        (b) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower or its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

        Section 6.7 Financial Statements. The Borrower has furnished to the Lenders and the Administrative Agent complete and correct copies of (a) the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of December 31, 2001 and December 31, 2002 and the related audited consolidated statements of income, shareholders' equity, and cash flows of the Borrower and its consolidated Subsidiaries for the fiscal years then ended, accompanied by the report thereon of PricewaterhouseCoopers LLP; and (b) the condensed consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of September 30, 2003, and the related condensed consolidated statements of income and of cash flows of the Borrower and its consolidated Subsidiaries for the fiscal period then ended. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present in all material respects the financial position of the entities described in such financial statements as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements that are unaudited, to normal audit adjustments. As of the Closing Date, the Borrower and its Subsidiaries do not have any material or significant contingent liability (other than any liability incident to any litigation, arbitration or proceeding that could not reasonably be expected to have a Material Adverse Effect) that is not reflected in the foregoing financial statements or the notes thereto in accordance with GAAP.

        Section 6.8 Solvency. The Borrower is not insolvent as defined in any applicable state or federal statute, nor will the Borrower be rendered insolvent by the execution and delivery of this Agreement or any of the Credit Documents to the Administrative Agent and the Lenders.

        Section 6.9 No Material Adverse Change. Since September 30, 2003 there has been no change in the financial or other condition, business, affairs or prospects of the Borrower and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

        Section 6.10 Tax Returns and Payments. The Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it that have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. The Borrower does not know of any proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, that, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrower and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

        Section 6.11 Title to Properties. The Borrower and each of its Subsidiaries has good and marketable title, in the case of Real Property, and good title (or valid Leaseholds, in the case of any leased Property), in the case of all other Property, to all of its material properties and assets free and clear of Liens other than Liens permitted under Section 8.3. The interests of the Borrower and each of its Subsidiaries in the properties reflected in the most recent balance sheet referred to in Section 6.7, taken as a whole, were sufficient, in the judgment of the Borrower, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Borrower and such Subsidiaries.

        Section 6.12 Lawful Operations; Compliance with Agreements. The Borrower and each of its Subsidiaries: (a) holds all necessary federal, state and local governmental licenses, registrations, certifications, permits and authorizations necessary to conduct its business; (b) is in full compliance with all material requirements imposed by law, regulation or rule, whether federal, state or local, that are applicable to it, its operations, or its properties and assets, including without limitation, applicable requirements of Environmental Laws; and (c) is in full compliance with all material terms, covenants and conditions of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other agreement or other instrument, to which it is a party or by which it or any of its Property or assets are bound or to which it may be subject, except in the case of clause (a), (b) or (c) of this
Section 6.12 for any failure to obtain and maintain in effect, or noncompliance, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        Section 6.13 Environmental Matters. The Borrower and each of its Subsidiaries is in compliance with all Environmental Laws governing its business, except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the conduct of the business of the Borrower and each of its Subsidiaries under any Environmental Law have been secured and the Borrower and each of its Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or that would affect the ability of the Borrower or such Subsidiary to operate any Real Property and no event has occurred and is continuing that, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are no Environmental Claims pending or, to the best knowledge of the Borrower, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by the Borrower or any of its Subsidiaries or on any Property adjacent to any such Real Property, that are known by the Borrower or as to which the Borrower or any such Subsidiary has received written notice, that could reasonably be expected: (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property of the Borrower or any of its Subsidiaries; or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

        Section 6.14    ERISA.

        (a) As of the Closing Date, there are no Unfunded Liabilities. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

        (b) Neither the Borrower nor any of its Subsidiaries is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

        Section 6.15 Intellectual Property. The Borrower and each of its Subsidiaries has obtained or has the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, except for such patents, trademarks, service marks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts, that in any such case individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

        Section 6.16 Investment Company Act; Federal Power Act; PUHCA. None of the Borrower or any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended. None of the Borrower or any of its Subsidiaries, or any Affiliate of any of them, is subject to regulation under the FPA or PUHCA, or under applicable state or other laws and regulations respecting the rates or the financial or organizational regulation of electric utilities, as a result of the creation or incurrence of the Obligations or the entering into this Agreement or any other Credit Document or the consummation of any transaction contemplated hereby or thereby.

        Section 6.17 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Person in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such future information consisting of pro forma information and financial projections prepared by the Borrower is only represented herein as being based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.

        Section 6.18 Reportable Transaction. The Borrower does not intend to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). If the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.

                                  ARTICLE VII.

                              AFFIRMATIVE COVENANTS

        The Borrower hereby covenants and agrees that on the Closing Date and thereafter so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Credit Documents, have been paid in full:

        Section 7.1     Reporting Requirements.

        The Borrower will furnish to each Lender and the Administrative Agent:

        (a) Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, of stockholders' equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Borrower, which opinion shall be unqualified and shall (i) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

        (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited consolidated and consolidating statements of income and of cash flows for such quarterly period and/or for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and that shall be certified on behalf of the Borrower by the Chief Financial Officer or other Authorized Officer, subject to changes resulting from normal year-end audit adjustments.

        (c) Officer's Compliance Certificates. At the time of the delivery of the financial statements provided for in Sections 7.1(a) and (b), a Compliance Certificate signed by an Authorized Officer, which shall include calculations of the financial covenants set forth in Section 8.5.

        (d) Notice of Default, Litigation or Material Adverse Effect. Promptly, and in any event within three Business Days, in the case of clause (i) below, or five Business Days, after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto, and (ii) the commencement of, or any other material development concerning, any litigation, governmental or regulatory proceeding pending against the Borrower or any of its Subsidiaries, or any other event that could reasonably be expected to have a Material Adverse Effect.

        (e) ERISA. As soon as possible and in any event within ten days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer, describing such Reportable Event and the action that the Borrower proposes to take with respect thereto.

        (f) Single Employer Plans. Within 270 days after the close of each fiscal year of the Borrower, the Borrower will deliver to each of the Lenders a statement of the Unfunded Liabilities, certified as correct by an actuary enrolled under ERISA.

        (g) Environmental Notices. Promptly, and in any event within 10 days after receipt thereof by the Borrower or any Subsidiary of the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any Hazardous Materials into the environment, and (b) any notice alleging any violation of any Environmental Law by the Borrower or any of its Subsidiaries, which in the case of either (a) or (b) above could reasonably be expected to have a Material Adverse Affect.

        (h) SEC Reports and Registration Statements. Promptly after transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and all annual, quarterly or current reports that the Borrower or any of its Subsidiaries files with the SEC on Form 10-K, 10-Q or 8-K (or any successor forms).

        (i) Annual and Quarterly Reports, Proxy Statements and other Reports Delivered to Stockholders Generally. Promptly after transmission thereof to its stockholders, copies of all annual, quarterly and other reports and all proxy statements that the Borrower furnishes to its stockholders generally.

        (j) Other Information. Promptly, but in any event within 10 Business Days upon request therefor, such other information or documents (financial or otherwise) relating to the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request from time to time.

        Section 7.2 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, (a) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower or such Subsidiaries, as the case may be, in accordance with GAAP; and (b) permit, upon at least two Business Days' notice to the Chief Financial Officer of the Borrower, officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another Person), to examine the books of account of the Borrower and any of its Subsidiaries, and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders may request. All costs and expenses incurred by the Administrative Agent or any Lender in connection with any of the foregoing shall be paid by the Administrative Agent or such Lender, as the case may be, unless an Event of Default shall have occurred and be continuing at the time such costs and/or expenses are incurred, in which case all such costs and expenses shall be paid by the Borrower.

        Section 7.3 Insurance. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower and its Subsidiaries at the date hereof, and (ii) forthwith upon any Lender's written request, furnish to such Lender such information about such insurance as such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Lender and certified by an Authorized Officer.

        Section 7.4 Payment of Taxes and Claims. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Subsidiaries to, pay in full all of its wage obligations to its employees in accordance with the Fair Labor Standards Act (29 U.S.C. Sections 206-207) and any comparable provisions of applicable law.

        Section 7.5 Preservation of Existence, etc. The Borrower will, and will cause each of its Subsidiaries to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization except in a transaction permitted by Section 8.2; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

        Section 7.6 Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements, thereto, to the extent and in the manner customary for companies in similar businesses.

        Section 7.7 Compliance with Statutes, Regulations, Orders, Restrictions. The Borrower will, and will cause each of its Subsidiaries to, comply, in all material respects, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its Property, including, without limitation, ERISA and all applicable Environmental Laws other than those the noncompliance with which would not have, and that would not be reasonably expected to have, a Material Adverse Effect.

        Section 7.8 Fiscal Years, Fiscal Quarters. The Borrower shall not change any of its or any of its Subsidiaries' fiscal years or fiscal quarters (other than the fiscal year or fiscal quarters of a Person that becomes a Subsidiary, made at the time such Person becomes a Subsidiary to conform to the Borrower's fiscal year and fiscal quarters).

        Section 7.9 Use of Proceeds. The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of all Loans for working capital and for general corporate and other lawful purposes not inconsistent with the requirements of this Agreement.

        Section 7.10    Senior Debt. The Borrower will at all times ensure that
(a) the claims of the Lenders in respect of the Obligations of the Borrower will not be subordinate to, and will in all respects rank at least pari passu with or senior to the claims of every unsecured creditor of the Borrower, and (b) any Indebtedness of the Borrower that is subordinated in any manner to the claims of any other creditor of the Borrower will be subordinated in like manner to such claims of the Lenders.

        Section 7.11 PUCO Order. If the Borrower requests a Borrowing on or after November 6, 2004, the Borrower shall have obtained on or before the date of the Notice of Borrowing, Continuation or Conversion relating to the first Borrowing so requested on or after November 6, 2003, an order from The Public Utility Commission of Ohio, authorizing the Borrower to incur Loans hereunder from November 6, 2004 through the Maturity Date, and the Borrower shall deliver to the Administrative Agent contemporaneously with such Notice of Borrowing, Continuation or Conversion, a copy of such order certified by an Authorized Officer as being a true, correct and complete copy and in full force and effect as of the date of such notice.

                                  ARTICLE VIII.

                               NEGATIVE COVENANTS

        The Borrower hereby covenants and agrees that on the Closing Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Credit Documents, have been paid in full:

        Section 8.1 Changes in Business. Neither the Borrower nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, that would then be engaged in by the Borrower and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the Closing Date.

        Section 8.2 Merger, Consolidation, Asset Sales. The Borrower will not, and will not permit any of its Subsidiaries to, (a) wind up, liquidate or dissolve its affairs, (b) enter into any transaction of merger or consolidation, (c) make or otherwise effect any Asset Sale, or (d) agree to do any of the foregoing at any future time, except that the following shall be permitted:

                (i) a Subsidiary of the Borrower may merge with the Borrower, provided that the surviving Person in any such merger shall be the Borrower;

                (ii) any Subsidiary of the Borrower may merge with another Subsidiary of the Borrower;

                (iii) any Subsidiary of the Borrower may merge with any Person (other than the Borrower or any other Subsidiary of the Borrower), provided that (A) the surviving Person in any such merger shall be such Subsidiary and (B) immediately before and after such merger there shall not exist any Default or Event of Default;

                (iv) the Borrower may merge with any Person (other than a Subsidiary of the Borrower), provided that (A) the surviving Person in any such merger shall be the Borrower and (B) immediately before and after such merger there shall not exist any Default or Event of Default;

                (v) any Subsidiary of the Borrower may make or effect any Asset Sale to the Borrower or another Wholly-Owned Subsidiary of the Borrower;

                (vi) the Borrower may wind up, voluntarily liquidate or dissolve any Subsidiary if (A) such Subsidiary is not a "Significant Subsidiary" (as defined in Regulation S-X under the 1933 Act), and (B) the winding up, voluntary liquidation or dissolution of such Subsidiary will not result in an Event of Default hereunder or otherwise have a Material Adverse Effect;

                (vii) in addition to any Asset Sale permitted pursuant to any other subpart in this Section 8.2, the Borrower and its Subsidiaries may make or effect other Asset Sales so long as (A) the aggregate amount (based upon the fair market value of the assets) of all Property sold or otherwise disposed pursuant to all such Asset Sales on and after the Closing Date does not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries at the time of and after giving effect to any such Asset Sale and (B) at least 80% of the total consideration received by the Borrower or any of its Subsidiaries, as applicable, for such Asset Sale or series of Asset Sales consists of cash or Cash Equivalents;

                (viii) the Borrower and its Subsidiaries shall be permitted to create, incur, assume and suffer to exist Liens permitted pursuant to
        Section 8.3; and

                (ix) the Borrower and its Subsidiaries shall be permitted to make and dispose of the Investments permitted pursuant to Section 8.4.

        Section 8.3 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any Property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such Property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such Property or assets (including, without limitation, sales of accounts receivable or notes with or without recourse to the Borrower or any of its Subsidiaries, other than for purposes of collection of delinquent accounts in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except that the foregoing restrictions shall not apply to:

        (a)     the Standard Permitted Liens;

        (b) Liens (i) in existence on the Closing Date that are listed, and the Indebtedness secured thereby and the Property subject thereto on the Closing Date described, on Schedule 8.3, or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

        (c) Liens on Property of the Borrower securing the Borrower's First Mortgage Bonds issued pursuant to the Indenture, dated as of October 1, 1935, as amended, supplemented or otherwise modified from time to time, between the Borrower and The Bank of New York;

        (d) Liens on Property of the Borrower in connection with collateralized pollution control bonds;

        (e) any (i) Lien existing on any Property at the time such Property is acquired by the Borrower or any of its Subsidiaries or on any Property of any Person at the time such Person becomes, or is merged into, a Subsidiary of the Borrower, provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming, or being merged into, such Subsidiary, as the case may be, (B) such Lien shall not attach or apply to any other Property or assets of the Borrower or any of its Subsidiaries, and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes, or is merged into, such Subsidiary, as the case may be, and any extension or refinancing thereof, so long as the aggregate principal amount so extended or refinanced is not increased, and (ii) Lien securing Indebtedness in respect of purchase money obligations for the acquisition, lease, construction or improvement of fixed assets or Capital Lease Obligations, provided that (A) such Lien only attaches to such fixed assets being acquired, leased, constructed or improved and (B) the Indebtedness secured by such Lien does not exceed the cost or fair market value, whichever is lower, of the fixed assets being acquired, leased, constructed or improved on the date of acquisition, lease, construction or improvement; provided, however, that the aggregate principal amount of Indebtedness at any time outstanding secured by a Lien described in this subsection (e) shall not exceed an amount equal to 5% of the Consolidated Tangible Assets at such time.

        Section 8.4 Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or hold any Investments, except (a) Investments held by the Borrower or any of its Subsidiaries in cash or Cash Equivalents; (b) Investments of the Borrower in any of its Subsidiaries; (c) Investments of a Subsidiary of the Borrower in the Borrower or another Subsidiary of the Borrower; (d) Permitted Acquisitions; (e) Investments by the Borrower and its Subsidiaries in account debtors received in connection with the bankruptcy or reorganization, or in settlement of the delinquent obligations of financially troubled suppliers or customers, in the ordinary course of business; (f) promissory notes, earn-outs, other contingent payment obligations and other non-cash consideration received by Borrower or any of its Subsidiaries as partial payment of the total consideration of any Asset Sale made in accordance with Section 8.2(vii); (g) loans and advances by the Borrower and its Subsidiaries to their respective employees in an aggregate amount not to exceed $1,000,000, at any time outstanding; (h) Investments comprised of the purchase of receivables from other energy marketers as required from time to time by one or more applicable Governmental Authorities; (i) other Investments held by the Borrower or its Subsidiaries on the Closing Date that are listed on Schedule 8.4; and (j) Investments by the Borrower and its Subsidiaries not otherwise permitted under this Section 8.4 in an aggregate amount not to exceed $5,000,000, at any time.

        Section 8.5     Financial Covenants.

        (a) Consolidated Total Debt/Consolidated Total Capitalization Ratio. The Borrower will not at any time permit the ratio of (i) Consolidated Total Debt to (ii) Consolidated Total Capitalization to exceed 0.55 to 1.00.

        (b) Interest Coverage Ratio. The Borrower will not permit at any time its Interest Coverage Ratio to be less than 2.00 to 1.00.

        Section 8.6 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Borrower, any Subsidiary of the Borrower, and in the case of a Subsidiary of the Borrower, the Borrower or another Subsidiary of the Borrower) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate, except (i) sales of goods to an Affiliate for use or distribution outside the United States that in the good faith judgment of the Borrower complies with any applicable legal requirements of the Code, or (ii) agreements and transactions with and payments to officers, directors and shareholders that are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement.

        Section 8.7 Material Agreements. Neither the Borrower nor any Subsidiary of the Borrower shall default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument or other document to which the Borrower or such Subsidiary, as applicable, is a party, which default could reasonably be expected to have a Material Adverse Effect.

        Section 8.8 Use of Proceeds/Margin Regulations. The Borrower will not, and will not permit any of its Subsidiaries to, use any part of the proceeds of any Borrowing, directly or indirectly, to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

        Section 8.9 No Dividend Restrictions. The Borrower shall not permit any of its Subsidiaries to enter into any agreement or otherwise create or cause or permit to exist or become effective any consensual restriction limiting the ability (whether by covenant, event of default or otherwise) of such Subsidiary to (i) pay dividends or make any other distributions on shares of such Subsidiary's capital stock held by the Borrower or any other Subsidiary of the Borrower or (ii) pay any obligation owed to the Borrower or any other Subsidiary of the Borrower, provided, however, that this clause (ii) shall not apply to Permitted Restrictive Covenants.

        Section 8.10 Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement other than Swap Agreements pursuant to which the Borrower or such Subsidiary has hedged its reasonably estimated interest rate, foreign currency or commodity exposure, and not for speculative purposes.

                                   ARTICLE IX.

                                EVENTS OF DEFAULT

        Section 9.1 Events of Default. Any of the following specified events shall constitute an Event of Default (each an "Event of Default"):

        (a) Payments: the Borrower shall (i) default in the payment when due (whether at maturity, on a date fixed for a scheduled repayment, on a date on which a required prepayment is to be made, upon acceleration or otherwise) of any principal of the Loans; or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document;

        (b) Representations: any representation, warranty or statement made by the Borrower herein or in any other Credit Document (other than pursuant to Section 6.14(b)) or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made;

        (c) Certain Covenants: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.1, 7.2(b), 7.5, 7.9, 7.10, 7.11 or Article VIII of this Agreement;

        (d) Other Covenants: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in
Section 9.1(a), (b) or (c) above, and such default is not remedied within 30 days after the date on which the Borrower receives written notice of such default from the Administrative Agent or any Lender (any such notice to be identified as a "notice of default" and to refer specifically to this paragraph);

        (e) Cross Default Under Other Agreements: the Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations), and all grace periods applicable to such payment shall have expired, in an aggregate amount in excess of $10,000,000, regardless of whether the holder or holders of said Indebtedness (or a trustee or agent on behalf of such holder or holders) exercises its rights, if any, to cause such Indebtedness to become due and payable prior to its stated maturity; or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity, or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof).

        (f) Invalidity of Credit Documents: any material provision of any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or under such Credit Document or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower or any other Person (other than the Administrative Agent or any Lender) contests in any manner the validity or enforceability of any provision of any Credit Document; or the Borrower denies in writing that it has any or further liability or obligation under any Credit Document, or purports to revoke, terminate or rescind any Credit Document;

        (g) Judgments: one or more judgments, orders or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not effectively reserved its rights) of $10,000,000 or more in the aggregate for all such judgments, orders and decrees for the Borrower and its Subsidiaries, and any such judgments or orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof;

        (h)     Bankruptcy: any of the following shall occur:

                (i) the Borrower or any of its Subsidiaries (the Borrower and each such Subsidiary, each a "Principal Party") shall commence a voluntary case concerning itself under the Bankruptcy Code;

                (ii) an involuntary case is commenced against any Principal Party under the Bankruptcy Code and the petition is not dismissed within 60 days after commencement of the case;

                (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, a Substantial Portion of the Property of any Principal Party;

                (iv) any Principal Party commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or a Substantial Portion of its Property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Principal Party;

                (v) any such proceeding of the type set forth in clause (iv) above is commenced against any Principal Party to the extent such proceeding is consented to by such Person or remains undismissed for a period of 60 days;

                (vi) any Principal Party is adjudicated insolvent or bankrupt;

                (vii) any order of relief or other order approving any such case or proceeding is entered;

                (viii) any Principal Party suffers any appointment of any conservator or the like for it or any Substantial Portion of its Property that continues undischarged or unstayed for a period of 60 days;

                (ix) any Principal Party makes a general assignment for the benefit of creditors;

                (x) any Principal Party generally does not pay its debts as such debts become due; or

                (xi) any corporate (or similar organizational) action is taken by any Principal Party for the purpose of effecting any of the foregoing;

        (i) ERISA: (i) the Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $20,000,000 or any Reportable Event that would reasonably be expected to have a Material Adverse Effect shall occur in connection with any Plan; (ii) the Borrower or any member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $10,000,000 or requires payment exceeding $10,000,000 per annum; or (iii) the Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contribution of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan in year in which the reorganization or termination occurs by an amount exceeding $10,000,000; or

        (j)     Change of Control: there occurs a Change of Control.

        Section 9.2 Acceleration; Remedies. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower in any manner permitted under applicable law:

        (a) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

        (b) declare the principal of and any accrued interest in respect of all Loans and all other Obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and/or

        (c) exercise any other right or remedy available under any of the Credit Documents or applicable law;

provided that, if an Event of Default specified in Section 9.1(h) (other than Section 9.1(h)(x)) shall occur, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a) and/or
(b) above shall occur automatically without the giving of any such notice.

        Section 9.3 Application of Liquidation Proceeds. All monies received by the Administrative Agent or any Lender from the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement shall, unless otherwise required by the terms of the other Credit Documents or by applicable law, be applied as follows:

        (a) first, to the payment of all expenses (to the extent not otherwise paid by the Borrower) incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, reasonable documented attorneys' fees, court costs and any foreclosure expenses;

        (b) second, to the payment pro rata of interest then accrued on the outstanding Loans;

        (c) third, to the payment pro rata of any fees then accrued and payable to the Administrative Agent or any Lender under this Agreement in respect of the Loans;

        (d) fourth, to the payment pro rata of the principal balance then owing on the outstanding Loans;

        (e) fifth, to the payment to the Lenders of any amounts then accrued and unpaid under Sections 2.6, 2.7, and 4.5, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts pro rata;

        (f) sixth, to the payment pro rata of all other amounts owed by the Borrower to the Administrative Agent or any Lender under this Agreement or any other Credit Document; and

        (g) finally, any remaining surplus after all of the Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.

                                   ARTICLE X.

                            THE ADMINISTRATIVE AGENT

        Section 10.1 Appointment. Each Lender hereby irrevocably designates and appoints KeyBank as Administrative Agent to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes KeyBank as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Article X. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Article X are solely for the benefit of the Administrative Agent, and the Lenders, and neither the Borrower nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

        Section 10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 10.3.

        Section 10.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any Subsidiary of the Borrower or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

        Section 10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, e-mail or other electronic transmission, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or all of the Lenders, or all of the Lenders (other than any Defaulting Lender), as applicable, as to any matter that, pursuant to Section 11.11, can only be effectuated with the consent of all Lenders, or all Lenders (other than any Defaulting Lender), as the case may be), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

        Section 10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

        Section 10.6 Non-Reliance. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its respective

Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any of its Subsidiaries that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

        Section 10.7 Indemnification. The Lenders agree to indemnify the Administrative Agent and its Related Parties ratably according to their respective Loans and Percentages of the Unutilized Total Commitment, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent or such Related Party in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent or such Related Party under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower, provided that no Lender shall be liable to the Administrative Agent or such Related Party for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's or such Related Party's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent or any Related Party for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.7 shall survive the payment of all Obligations.

        Section 10.8 The Administrative Agent in Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries and their Affiliates as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

        Section 10.9 Successor Administrative Agent. The Administrative Agent may resign at any time upon not less than 30 days notice to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, provided that, so long as no Event of Default shall have occurred and be continuing, the Borrower shall have the right to consent to any such successor Administrative Agent, such consent not to be unreasonably withheld. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent, provided that if the Administrative Agent shall notify the Borrower and the Lenders that no such successor is willing to accept such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security for the benefit of the Lenders until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders (with the consent of the Borrower, if applicable) appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 11.1 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

        Section 10.10 Other Agents. Any Lender identified herein as a Co-Agent, Syndication Agent, Documentation Agent, Co-Documentation Agent, Managing Agent, Manager, Lead Arranger, Arranger or any other corresponding title, other than "Administrative Agent," shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Credit Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

                                   ARTICLE XI.

                                  MISCELLANEOUS

        Section 11.1    Payment of Expenses.

        (a) Irrespective of whether the transactions contemplated hereby are consummated, the Borrower agrees to pay (or reimburse the Administrative Agent for) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, administration and execution and delivery of the Credit Documents and the documents and instruments referred to therein and the syndication of the Commitments, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and its Affiliates.

        (b) The Borrower agrees to pay, or reimburse the Administrative Agent for, all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with any amendment, waiver, consent or other modification of or relating to any of the Credit Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

        (c) The Borrower agrees to pay, or reimburse the Administrative Agent and the Lenders for, all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with the enforcement of any of the Credit Documents or the other documents and instruments referred to therein, including, without limitation, the reasonable fees and disbursements of each counsel to the Administrative Agent and any Lender (including allocated costs of internal counsel).

        (d) Without limitation of the preceding Section 11.1(c), in the event of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Borrower or any of its Subsidiaries, the Borrower agrees to pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

        (e)     Without duplication of any of the Borrower's obligations under
Section 4.5(c), the Borrower agrees to pay and hold the Administrative Agent and each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such indemnified Person) to pay such taxes.

        (f) The Borrower agrees to indemnify the Administrative Agent, each Lender, and their respective Related Parties (collectively, the "Indemnitees") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of

                (i) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, other than any such investigation, litigation or proceeding arising out of transactions solely between or among one or more of the Lenders and/or the Administrative Agent, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitments, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory or other governmental authority having jurisdiction over it, or

                (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, if the Borrower or any such Subsidiary could have or is alleged to have any responsibility in respect thereof, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations and ordinances (including, without limitation, applicable permits thereunder) applicable thereto, or any Environmental Claim asserted against the Borrower or any of its Subsidiaries, in respect of any such Real Property, including, in each case, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding in each case under this clause (f) any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or of any other Indemnitee who is such Person or an Affiliate of such Person). To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities that is permissible under applicable law.

        Section 11.2 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches, agencies and Affiliates of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrower purchased by such Lender pursuant to Section 11.4(c), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although such Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Lender agrees promptly to notify the Borrower after any such set off and application, provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

        Section 11.3    Notices.

        (a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subparagraph (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

                (i) if to the Borrower, to The Dayton Power and Light Company, 1065 Woodman Drive, Dayton, Ohio 45432, Attention: Pamela Holdren (Telecopier No. (937) 259-7813; Telephone No. (937) 259-7914);

                (ii) if to the Administrative Agent, to KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, Attention: Laura Binkley (Telecopier No. (216) 689-4981; Telephone No.(216) 689-4448);
        and

                (iii) if to a Lender, to it at its address (or telecopier number) set forth on Annex I hereto or, in the case of any Lender that becomes a party to this Agreement by way of assignment under Section
        11.4 of this Agreement, to it at the address set forth in the Assignment Agreement to which it is a party;

        (b) Receipt of Notices. Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent and receipt has been confirmed by telephone. Notices delivered through electronic communications to the extent provided in subparagraph (c) below, shall be effective as provided in such subparagraph (c).

        (c) Electronic Communications. Notices and other communications to the Administrative Agent or any Lender pursuant to Section 7.1(a), (b), (c),
(h), (i) or (j) may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

        (d) Change of Address. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to each of the other parties hereto.

        Section 11.4    Benefit of Agreement.

        (a) Successors and Assigns Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders (other than any Defaulting Lender), and, provided, further, that any assignment by a Lender of its rights and obligations hereunder shall be effected in accordance with Section 11.4(c).

        (b) Participations. Notwithstanding the foregoing, each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to any Person (other than the Borrower or any of its Affiliates or a natural Person), provided that in the case of any such participation,

                (i) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including, without limitation, rights of consent, approval or waiver (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto),

                (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged,

                (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

                (iv) such Lender shall remain the holder of any Note for all purposes of this Agreement, and

                (v) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 2.6,
        2.7 and 4.5 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold (provided that the participant shall only be entitled to the benefits of Section 4.5 to the extent that it complies with the requirements of that section as though it were a Lender), and, provided further, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (w) extend the final scheduled maturity of the Loans in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any such Commitment), (x) release any guarantor from its guaranty of any of the Obligations, except strictly in accordance with the terms of the Credit Documents, or (y) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

        (c) Assignments by Lenders. Any Lender may assign all, or if less than all, a fixed portion, of its Loans and/or Commitment and its rights and obligations hereunder to one or more Eligible Assignees, each of which shall become a party to this Agreement as a Lender by execution of an Assignment Agreement, provided that

                (i) except in the case of (x) an assignment of the entire remaining amount of the assigning Lender's Loans and/or Commitment or
        (y) an assignment to another Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender, the aggregate amount of each such assignment of such Commitment (which for this purpose includes the Loans outstanding thereunder), shall not be less than $5,000,000 (or, if greater, in integral multiples of $1,000,000),

                (ii) in the case of any assignment to an Eligible Assignee at the time of any such assignment the Lender Register shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders,

                (iii) upon surrender of the old Notes, if any, upon request of the new Lender, new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 2.4 (with appropriate modifications) to the extent needed to reflect the revised Commitments,

                (iv) unless waived by the Administrative Agent, the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, and, provided further, that such transfer or assignment will not be effective until the Assignment Agreement in respect thereof is recorded by the Administrative Agent on the Lender Register maintained by it as provided herein.

        To the extent of any assignment pursuant to this Section 11.4(c) the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments.

        At the time of each assignment pursuant to this Section 11.4(c) to a Person that is not already a Lender hereunder and that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, an Exemption Certificate) described in Section 4.5(b). To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to this Section 11.4(c) would, at the time of such assignment, result in increased costs under Section
4.5 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

        Nothing in this Section 11.4(c) shall prevent or prohibit (i) any Lender that is a bank, trust company or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or
(ii) any Lender that is a trust, limited liability company, partnership or other investment company from pledging its Notes or Loans to a trustee or agent for the benefit of holders of certificates or debt securities issued by it. No such pledge, or any assignment pursuant to or in lieu of an enforcement of such a pledge, shall relieve the transferor Lender from its obligations hereunder.

        (d) No SEC Registration or Blue Sky Compliance. Notwithstanding any other provisions of this Section 11.4, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

        (e) Representations of Lenders. Each Lender initially party to this Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by this Section 11.4 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) that makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that subject to the preceding Sections 11.4(b) and (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

        Section 11.5 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender may have had notice or knowledge of such Default or Event of Default at the time. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Administrative Agent or any Lender would otherwise have.

        Section 11.6    Payments Pro Rata; Sharing of Setoffs.

        (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived in writing its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received. As to any such payment received by the Administrative Agent prior to 1:00 P.M. (local time at the Payment Office) in funds that are immediately available on such day, the Administrative Agent will use all reasonable efforts to distribute such payment in immediately available funds on the same day to the Lenders as aforesaid.

        (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) that is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum that with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, provided that (i) if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest, and (ii) the provisions of this Section 11.6(b) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant pursuant to Section 11.4, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 11.6(b) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

        (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 11.6(a) and (b) shall be subject to the express provisions of this Agreement that require, or permit, differing payments to be made to Lenders that are not Defaulting Lenders, as opposed to Defaulting Lenders.

        (d) If any Lender shall fail to make any payment required to be made by it to the Administrative Agent pursuant to Section 2.3(b), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision of this Agreement), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations to the Administrative Agent under such Sections until all such unsatisfied obligations are fully paid.

        Section 11.7 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

        (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Supreme Court of the State of New York sitting in New York County or in the United States District Court of the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices pursuant to Section 11.3, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

        (b) The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in Section 11.7(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

        (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

        Section 11.8 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement.

        Section 11.9 Integration. This Agreement, the other Credit Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, for its own account and benefit and/or for the account, benefit of, and distribution to, the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof.

        Section 11.10 Headings Descriptive. The headings of the several sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

        Section 11.11   Amendment or Waiver.

        (a) Neither this Agreement nor any other Credit Document, nor the terms hereof or thereof, may be amended, changed, waived or otherwise modified unless such amendment, change, waiver or other modification is in writing and signed by the Borrower and the Administrative Agent, and also signed (or consented to in writing by) the Required Lenders, provided that

                (i) no change in, or waiver or other modification otherwise affecting, the amount or time of any scheduled or mandatory reduction in or termination of the Total Commitment provided for in Section 3.3 to which a Lender shall be entitled, shall be made without the written consent of each Lender;

                (ii)    no change, waiver or other modification shall:

                        (A) increase (1) the Commitment of any Lender hereunder, without the written consent of such Lender, or (2) the Total Commitment, without the consent of all of the Lenders;

                        (B) extend or postpone any Maturity Date provided for herein that is applicable to any Loan of any Lender, or extend or postpone any scheduled expiration or termination date provided for herein that is applicable to a Commitment of any Lender, without the written consent of such Lender;

                        (C) reduce the principal amount of any Loan made by any Lender, or reduce the rate or extend the time of payment of, or excuse the payment of, interest thereon (other than as a result of waiving the applicability of any post-default increase in interest rates), without the written consent of such Lender; or

                        (D) reduce the rate or extend the time of payment of, or excuse the payment of, any Fees to which any Lender is entitled hereunder, without the written consent of such Lender; and

                (iii) no change, waiver or other modification or termination shall, without the written consent of each Lender (other than a Defaulting Lender) affected thereby,

                        (A) release the Borrower from any obligations as a guarantor of its Subsidiaries' obligations under any Credit Document, except in accordance with the express terms of this Agreement;

                        (B)     amend, modify or waive any provision of this
                Section 11.11, or Section 9.3, 10.7, 11.1, 11.4 or 11.6, or any
                other provision of any of the Credit Documents pursuant to which the consent or approval of all Lenders, or a number or specified percentage or other required grouping of Lenders is by the terms of such provision explicitly required;

                        (C) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders; or

                        (D) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, except in accordance with the express terms of this Agreement.

Any waiver, consent, amendment or other modification with respect to this Agreement given or made in accordance with this Section 11.11 shall be effective only in the specific instance and for the specific purpose for which it was given or made.

        (b) No provision of Article X may be amended without the consent of the Administrative Agent.

        Section 11.12 Survival of Indemnities. All indemnities set forth herein including, without limitation, in Section 2.6, 2.7, 4.5, 10.7 or 11.1 shall survive the execution and delivery of this Agreement and the making and repayment of Loans.

        Section 11.13 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, provided that the Borrower shall not be responsible for costs arising under Section 2.6 resulting from any such transfer (other than a transfer pursuant to Section 2.8) to the extent not otherwise applicable to such Lender prior to such transfer.

        Section 11.14   Confidentiality.

        (a) The Administrative Agent and the Lenders each agrees to maintain the confidentiality of all Confidential Information (as defined below), except that Confidential Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential),
(ii) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty's professional advisor, so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 11.14, (iii) to the extent requested by any regulatory authority, (iv) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (v) to any other party to this Agreement, (vi) to any other creditor of the Borrower that is a direct or intended beneficiary of any of the Credit Documents, (vii) in connection with the exercise of any remedies hereunder or under any of the other Credit Documents, or any suit, action or proceeding relating to this Agreement or any of the other Credit Documents or the enforcement of rights hereunder or thereunder, (viii) subject to an agreement containing provisions substantially the same as those of this Section 11.14, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (ix) with the consent of the Borrower, or (x) to the extent such Confidential Information (A) becomes publicly available other than as a result of a breach of this Section 11.14, or (B) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower.

        (b) As used in this Section, "Confidential Information" shall mean all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower, provided that in the case of information received from the Borrower after the Closing Date, such information is clearly identified at the time of delivery as confidential. Notwithstanding anything herein to the contrary, "Confidential Information" shall not include, and the Borrower, the Administrative Agent and each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of each of the foregoing and their Affiliates) may disclose to any and all Persons, without limitation of any kind
(i) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and the facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or such other Persons named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts, and (ii) all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or facts that are provided to any of the Persons referred to above.

        Section 11.15 Lender Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 11.15, to maintain a register (the "Lender Register") on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders, the Loans made to the Borrower by each of the Lenders and each repayment and prepayment in respect of the principal amount of such Loans of each such Lender. Failure to make any such recordation, or (absent manifest error) any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to Section 11.4(c). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature that may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 11.15, except to the extent attributable to the gross negligence or willful misconduct of the Administrative Agent. The Lender Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

        Section 11.16 General Limitation of Liability. No claim may be made by the Borrower, any Lender, the Administrative Agent or any other Person against the Administrative Agent or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and the Borrower, each Lender and the Administrative Agent hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

        Section 11.17 No Duty. All attorneys, accountants, appraisers, consultants and other professional Persons (including, without limitation, the firms or other entities on behalf of which any such Person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, to any of its Subsidiaries, or to any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. The Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such Persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

        Section 11.18 Lenders and Agent Not Fiduciary to Borrower. The relationship among the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent and the Lenders have no fiduciary or other special relationship with the Borrower and its Subsidiaries, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

        Section 11.19 Survival of Representations and Warranties. All representations and warranties herein shall survive the making of Loans, the execution and delivery of this Agreement, the Notes and the other documents (the forms of which are attached as Exhibits hereto), the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Borrower or of its Subsidiaries pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender.

        Section 11.20 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        Section 11.21 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action, event, condition or circumstance is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations or restrictions of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or event, condition or circumstance exists.

        Section 11.22 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Base Rate to the date of repayment, shall have been received by such Lender.

        Section 11.23 Treasury Regulations. The Borrower acknowledges that the Administrative Agent and/or one or more of the Lenders may treat the Loans as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or
Section 301.6112-1, and the Administrative Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

      [Remainder of page intentionally left blank; signature pages follow.]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                               THE DAYTON POWER AND LIGHT COMPANY


                               By:
                                  -----------------------------------------
                               Name:
                                    ---------------------------------------
                               Title:
                                     --------------------------------------

                               KEYBANK NATIONAL ASSOCIATION,
                                as a Lender and as the Administrative Agent


                               By:
                                  -----------------------------------------
                               Name:
                                    ---------------------------------------
                               Title:
                                     --------------------------------------

                               BMO NESBITT BURNS FINANCING, INC.


                               By:
                                  -----------------------------------------
                               Name:
                                    ---------------------------------------
                               Title:
                                     --------------------------------------

                               BANK HAPOALIM B.M.


                               By:
                                  -----------------------------------------
                               Name:
                                    ---------------------------------------
                               Title:
                                     --------------------------------------


                               And
                                  -----------------------------------------
                               Name:
                                    ---------------------------------------
                               Title:
                                     --------------------------------------

                               LASALLE BANK NATIONAL ASSOCIATION


                               By:
                                  -----------------------------------------
                               Name:
                                    ---------------------------------------
                               Title:
                                     --------------------------------------

                                 Signature Page
                                       to
               The Dayton Power and Light Company Credit Agreement

                               FIFTH THIRD BANK


                               By:
                                  -----------------------------------------
                               Name:
                                    ---------------------------------------
                               Title:
                                     --------------------------------------


                               NATIONAL CITY BANK


                               By:
                                  -----------------------------------------
                               Name:
                                    ---------------------------------------
                               Title:
                                     --------------------------------------


                               UNION BANK OF CALIFORNIA, N.A.


                               By:
                                  -----------------------------------------
                               Name:
                                    ---------------------------------------
                               Title:
                                     --------------------------------------

                                 Signature Page
                                       to
               The Dayton Power and Light Company Credit Agreement

                                     ANNEX I

                            INFORMATION AS TO LENDERS

Name of Lender                       Commitments            Notice Address
---------------------------------    -------------------    ---------------------------------
KeyBank National Association         Commitment:            KeyBank National Association
                                                            127 Public Square
                                     $37,500,000            Cleveland, Ohio 44114
                                                            Facsimile: (216) 689-4981
                                                            Attention: Laura Binkley

BMO Nesbitt Burns Financing, Inc.    Commitment:            BMO Nesbitt Burns Financing, Inc.
                                                            115 S. LaSalle Street
                                     $27,500,000            Chicago, Illinois 60603
                                                            Facsimile: (312) 750-6061
                                                            Attention: Alicia Garcia

Bank Hapoalim B.A.                   Commitment:            Bank Hapoalim B.A.
                                                            1177 Avenue of the Americas
                                     $20,000,000            14th Floor
                                                            New York, New York 10036
                                                            Facsimile: (212) 302-3125
                                                            Attention: Dwight Ghana

LaSalle Bank National Association    Commitment:            LaSalle Bank National Association
                                                            135 South LaSalle Street
                                     $20,000,000            Chicago, Illinois 60603
                                                            Facsimile: (312) 904-0373
                                                            Attention: Jeanette Lahart

Fifth Third Bank                     Commitment:            Fifth Third Bank
                                                            110 N. Main Street
                                     $15,000,000            Dayton, Ohio 45402
                                                            Facsimile: (937) 229-8383
                                                            Attention: Jackie Ginn

National City Bank                   Commitment:            National City Bank
                                                            155 East Broad Street
                                     $15,000,000            Columbus, Ohio 43251
                                                            Facsimile: (614) 463-8572
                                                            Attention: Vicki Niemela

Union Bank of California, N.A.       Commitment:            Union Bank of California, N.A.
                                                            CLSO, Commercial Loan Operations
                                     $15,000,000            601 Potrero Grande, 2nd Floor
                                                            Monterey Park, California 91754
                                                            Facsimile: (323) 720-2252
                                                            Attention: Shirley Davis

                                    EXHIBIT A

                                 REVOLVING NOTE

$________________                                                Cleveland, Ohio
                                                                  ________, 20__

        FOR VALUE RECEIVED, the undersigned, THE DAYTON POWER AND LIGHT COMPANY, an Ohio corporation (herein, together with its successors and assigns, the "Borrower"), hereby promises to pay to the order of _______________________ (the "Lender"), in lawful money of the United States of America and in immediately available funds, at the Payment Office (such term and certain other capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) of KeyBank National Association (the "Administrative Agent"), the principal sum of ________________ DOLLARS AND 00/100 ($___________) or, if less, the then unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement, on the Maturity Date.

        The Borrower promises also to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each Loan made by the Lender from the date of such Loan until paid at the rates and at the times provided in Section 2.5 of the Credit Agreement.

        This Note is one of the Notes referred to in the Credit Agreement, dated as of December 12, 2003, among the Borrower, the lending institutions from time to time party thereto (including the Lender), and the Administrative Agent (as the same may from time to time be amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefits thereof and of the other Credit Documents. As provided in the Credit Agreement, this Note is subject to mandatory prepayment prior to the Maturity Date, in whole or in part.

        In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

        The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

        THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, the undersigned has duly executed this Note as of the date first written above.

                                    THE DAYTON POWER AND LIGHT COMPANY


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    EXHIBIT B

                 NOTICE OF BORROWING, CONTINUATION OR CONVERSION

                                                           ______________, 200__

KeyBank National Association,
as Administrative Agent for the Lenders party to the Credit Agreement referred to below
127 Public Square
Cleveland, Ohio 44114
Attention:  Laura Binkley

                Re:     Notice of Borrowing, Continuation or Conversion

Ladies and Gentlemen:

        [For a Borrowing:

        The undersigned, The Dayton Power and Light Company, an Ohio corporation (the "Company"), refers to the Credit Agreement, dated as of December 12, 2003 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among the Company, as Borrower, the lending institutions from time to time party thereto (the "Lenders"), and KeyBank National Association, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.2(b) of the Credit Agreement, that the undersigned hereby requests one or more Borrowings under the Credit Agreement, and in that connection therewith sets forth in the schedule attached hereto the information relating to each such Borrowing (collectively the "Proposed Borrowing") as required by Section 2.2(b) of the Credit Agreement.

        The undersigned hereby specifies that the Proposed Borrowing will consist of Loans as indicated in the schedule attached hereto.

        The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

        (A) the representations and warranties of the Borrower contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and

        (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.]

        [For a Continuation:

        The undersigned, The Dayton Power and Light Company, an Ohio corporation (the "Company"), refers to the Credit Agreement, dated as of December 12, 2003 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among the Company, as Borrower, the lending institutions from time to time party thereto (the

"Lenders"), and KeyBank National Association, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.2(b) of the Credit Agreement, that the undersigned hereby requests one or more Continuations of Loans, consisting of one Type of Loan, pursuant to Section 2.2(a) of the Credit Agreement, and in that connection therewith sets forth in the schedule attached hereto the information relating to each such Continuation.]

        [For a Conversion:

        The undersigned, The Dayton Power and Light Company, an Ohio corporation (the "Company"), refers to the Credit Agreement, dated as of December 12, 2003 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among the Company, as Borrower, the lending institutions from time to time party thereto (the "Lenders"), and KeyBank National Association, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.2(b) of the Credit Agreement, that the undersigned hereby requests one or more Conversions of Loans, consisting of one Type of Loan, into Loans of another Type, pursuant to Section 2.2(a) of the Credit Agreement, and in that connection therewith sets forth in the schedule attached hereto the information relating to each such Conversion.]

                                    Very truly yours,


                                    THE DAYTON POWER AND LIGHT COMPANY


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                               BORROWING SCHEDULE

Proposed Borrowing #1:

    Business Day                                               Interest Period
         of                                   Aggregate         if Loans are
      Proposed             Type of             Amount            Eurodollar
      Borrowing             Loans             of Loans             Loans
   --------------   --------------------   -------------     ------------------
                    Base Rate Loans                          One Month

                    Eurodollar Loans                         Two Months

                                                             Three Months
   ______, 200___    [Circle one of        $____________
                         above]                              Six Months

                                                              [Circle one of
                                                                  above]

Proposed Borrowing #2:

    Business Day                                               Interest Period
         of                                   Aggregate         if Loans are
      Proposed             Type of             Amount            Eurodollar
      Borrowing             Loans             of Loans             Loans
   --------------   --------------------   -------------     ------------------
                    Base Rate Loans                          One Month

                    Eurodollar Loans                         Two Months

                                                             Three Months
   ______, 200___    [Circle one of        $____________
                         above]                              Six Months

                                                              [Circle one of
                                                                  above]

                              CONTINUATION SCHEDULE

Proposed Continuation #1
       [of the Loans described in the first table below into the Loans described in the second table below]

                                             Aggregate
                                               Amount         Interest Period
   Date of Loans       Type of Loans          of Loans           of Loans
   --------------   --------------------   -------------    ------------------
                      Eurodollar Loans                      One Month

                                                            Two Months

                                                            Three Months
   ____, 200__                                $________
                                                            Six Months

                                                             [Circle one of
                                                                above]

                                             Aggregate
                                               Amount         Interest Period
   Date of Loans       Type of Loans          of Loans           of Loans
   --------------   --------------------   -------------    ------------------
                      Eurodollar Loans                      One Month

                                                            Two Months

                                                            Three Months
   ____, 200__                                $________
                                                            Six Months

                                                             [Circle one of
                                                                above]

Proposed Continuation #2
       [of the Loans described in the first table below into the Loans described in the second table below]

                                             Aggregate
                                               Amount         Interest Period
   Date of Loans       Type of Loans          of Loans           of Loans
   --------------   --------------------   -------------    ------------------
                      Eurodollar Loans                      One Month

                                                            Two Months

                                                            Three Months
   ____, 200__                                $________
                                                            Six Months

                                                             [Circle one of
                                                                above]

                                             Aggregate
                                               Amount         Interest Period
   Date of Loans       Type of Loans          of Loans           of Loans
   --------------   --------------------   -------------    ------------------
                      Eurodollar Loans                      One Month

                                                            Two Months

                                                            Three Months
   ____, 200__                                $________
                                                            Six Months

                                                             [Circle one of
                                                                above]

                               CONVERSION SCHEDULE

Proposed Conversion #1
       [of the Loans described in the first table below into the Loans described in the second table below]

                                             Aggregate         Interest Period
                                               Amount           if Loans are
   Date of Loans       Type of Loans          of Loans        Eurodollar Loans
   --------------   --------------------   -------------     ------------------

                    Base Rate Loans                          One Month

                    Eurodollar Loans                         Two Months

                                                             Three Months
   ______, 200___    [Circle one of          $________
                        Above]                               Six Months

                                                              [Circle one of
                                                                  above]

                                             Aggregate         Interest Period
                                               Amount           if Loans are
   Date of Loans       Type of Loans          of Loans        Eurodollar Loans
   --------------   --------------------   -------------     ------------------

                    Base Rate Loans                          One Month

                    Eurodollar Loans                         Two Months

                                                             Three Months
   ______, 200___    [Circle one of          $________
                        Above]                               Six Months

                                                              [Circle one of
                                                                  above]

Proposed Conversion #2
       [of the Loans described in the first table below into the Loans described in the second table below]

                                             Aggregate         Interest Period
                                               Amount           if Loans are
   Date of Loans       Type of Loans          of Loans        Eurodollar Loans
   --------------   --------------------   -------------     ------------------

                    Base Rate Loans                          One Month

                    Eurodollar Loans                         Two Months

                                                             Three Months
   ______, 200___    [Circle one of          $________
                        Above]                               Six Months

                                                              [Circle one of
                                                                  above]

                                             Aggregate         Interest Period
                                               Amount           if Loans are
   Date of Loans       Type of Loans          of Loans        Eurodollar Loans
   --------------   --------------------   -------------     ------------------

                    Base Rate Loans                          One Month

                    Eurodollar Loans                         Two Months

                                                             Three Months
   ______, 200___    [Circle one of          $________
                        Above]                               Six Months

                                                              [Circle one of
                                                                  above]

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

                                   For Fiscal Quarter ended ____________________

THE UNDERSIGNED HEREBY CERTIFIES THAT:

        (1) I am the duly elected _______________________ of THE DAYTON POWER AND LIGHT COMPANY, an Ohio corporation (the "Borrower");

        (2) I am familiar with the terms of that certain Credit Agreement, dated as of December 12, 2003, among the undersigned, the Lenders, as defined in the Credit Agreement, and KeyBank National Association, as Administrative Agent (as the same may from time to time be amended, restated, supplemented or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), and the terms of the other Credit Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

        (3) The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

        (4) The Borrower hereby represents that the representations and warranties made by the Borrower contained in the Credit Agreement and each other Credit Document are true and correct as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and

        (5) Set forth on Attachment I hereto are calculations of the covenants set forth in Sections 8.5 of the Credit Agreement, which calculations show compliance with the terms thereof.

        IN WITNESS WHEREOF, I have signed this certificate the ___ day of _________, 20___.

                                    THE DAYTON POWER AND LIGHT COMPANY


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    EXHIBIT D

                               CLOSING CERTIFICATE

Pursuant to Section 5.1(j) of the Credit Agreement, dated as of December 12, 2003 (the "Credit Agreement"; all capitalized terms used herein have the meaning given to them in the Credit Agreement unless otherwise defined herein), among THE DAYTON POWER AND LIGHT COMPANY, an Ohio corporation (the "Borrower"), the lending institutions party thereto (collectively, the "Lenders") and KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Lenders under the Credit Agreement ("Agent"), the undersigned, being the duly elected, qualified and acting _____________________ of the Borrower hereby certifies on behalf of the Borrower as follows:

        1. all conditions precedent set forth in Section 5.1 of the Credit Agreement have been satisfied;

        2. both before and after giving effect to any Borrowings made on the date hereof and the application of the proceeds thereof, no Default or Event of Default has occurred or is continuing; and

        3. both before and after giving effect to any Borrowings made on the date hereof and the application of the proceeds thereof, all representations and warranties of the Borrower contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof, except that, as to any such representations and warranties that expressly relate to an earlier specified date, such representations and warranties are only represented as having been true and correct in all material respects as of the date when made.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate on December ___, 2003.

                                    THE DAYTON POWER AND LIGHT COMPANY


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    EXHIBIT E

                              ASSIGNMENT AGREEMENT

                               DATE:_____________

        Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as the same may from time to time be amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined.

        _____________ (the "Assignor") and ______________ (the "Assignee")
hereby agree as follows:

        1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof that represents the percentage interest specified in Item 4 of Annex I (the "Assigned Share") of all of Assignor's outstanding rights and obligations under the Credit Agreement indicated in Item 4 of Annex I, including, without limitation, all rights and obligations with respect to the Assigned Share of the Assignor's Commitment and of the Loans and the Notes held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in Item 4 of Annex I.

        2. The Assignor (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement, that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

        3. The Assignee (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement;
(ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender[; and (vi) to the extent legally entitled to do so, attaches the forms described in Section 4.5(b)(ii) of the Credit Agreement]/1/.

        4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment Agreement shall be the date of execution hereof by the Assignor, the Assignee and the consent hereof by the Administrative Agent and the receipt by the Administrative Agent of the administrative fee referred to in
Section 11.4(c) of the Credit Agreement, unless otherwise specified in Item 5 of Annex I hereto (the "Settlement Date").

        5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

        6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I, and (y) all Facility Fees (if applicable) on the Assigned Share of the Commitment at the rate specified in Item 7 of Annex I, that, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Facility Fees, to be paid by the Administrative Agent, upon receipt thereof from the Borrower, directly to the Assignee. It is further agreed that all payments of principal made by the Borrower on the Assigned Share of the Loans that occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing that represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement that are outstanding on the Settlement Date, net of any closing costs, and that are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

        7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                      * * *

        IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR],                     [NAME OF ASSIGNEE],
as Assignor                             as Assignee


By:                                     By:
   ----------------------------------      ----------------------------------
Name:                                   Name:
     --------------------------------        --------------------------------
Title:                                  Title:
      -------------------------------         -------------------------------

----------
        /1/     If the Assignee is organized under the laws of a jurisdiction outside the United States.

[Consented to]/2/ and Accepted:

KEYBANK NATIONAL ASSOCIATION,
     as Administrative Agent

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

[Consented to:]/3/

THE DAYTON POWER AND LIGHT
COMPANY

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

----------
        /2/     To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

        /3/     To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

                                     ANNEX I
                                       TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

1.      The Borrower:

                THE DAYTON POWER AND LIGHT COMPANY

2.      Name and Date of Credit Agreement:

                Credit Agreement, dated as of December 12, 2003, among The Dayton Power and Light Company, the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent.

3.      Date of Assignment Agreement:

                _________ ___, _____

4.      Amounts (as of date of item #3 above):

                                         COMMITMENT       LOANS
                                         ----------     ---------
                       Aggregate Amount    $_____        $_____
                       for all Lenders

                       Assigned Share       _____%        _____%

                       Amount of           $_____        $_____
                       Assigned Share

                       Amount Retained     $_____        $_____
                       by Assignor

5.      Settlement Date:

                _________ ___, _____

6.      Rate of Interest
        to the Assignee:        As set forth in Section 2.5 of the Credit
                                Agreement (unless otherwise agreed to by the Assignor and the Assignee)./4/

7.      Commitment
        Fee: As set forth in Section 3.1(a) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)./5/

----------
        /4/     The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section
2.5 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

        /5/     The Borrower and the Administrative Agent shall direct the entire amount of the Facility Fees to the Assignee at the rate set forth in
Section 3.1(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of Facility Fees through payment by the Assignee to the Assignor.

8.      Notices:

ASSIGNOR:                                      ASSIGNEE:

----------------------                         ----------------------
----------------------                         ----------------------
----------------------                         ----------------------
Attention:                                     Attention:
Telephone No.:                                 Telephone No.:
Facsimile No.:                                 Facsimile No.:

9.      Payment Instructions:

ASSIGNOR:                                      ASSIGNEE:

----------------------                         ----------------------
----------------------                         ----------------------
----------------------                         ----------------------
ABA No.                                        ABA No.
Account No.:                                   Account No.:
Reference:                                     Reference:
Attention:                                     Attention:
Telephone No.:                                 Telephone No.:
Facsimile No.:                                 Facsimile No.:

                                   EXHIBIT F-1

              (Legal Opinion of Cadwalader, Wickersham & Taft LLP)

                                   EXHIBIT F-2

               (Legal Opinion of General Counsel of the Borrower)